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                                      PANAVISION
                                 INTERNATIONAL, L.P.


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                                  TABLE OF CONTENTS


ARTICLE 1 - BASIC LEASE PROVISIONS ........................................  1

ARTICLE 2 - TERM ..........................................................  2

ARTICLE 3 - RENT ..........................................................  3

ARTICLE 4 - PROPERTY TAXES ................................................  4

ARTICLE 5 - [INTENTIONALLY OMITTED] .......................................  5

ARTICLE 6 - CAPITAL IMPROVEMENTS ..........................................  5

ARTICLE 7 - SECURITY DEPOSIT ..............................................  6

ARTICLE 8 - USE ...........................................................  6

ARTICLE 9 - [INTENTIONALLY OMITTED] .......................................  7

ARTICLE 10 - [INTENTIONALLY OMITTED] ......................................  7

ARTICLE 11 - REPAIRS ......................................................  7

ARTICLE 12 - CONDITION OF PREMISES ........................................  8

ARTICLE 13 - ENTRY BY LANDLORD ............................................  9

ARTICLE 14 - ALTERATIONS .................................................  10

ARTICLE 15 - HAZARDOUS MATERIALS .........................................  10

ARTICLE 16 - LIENS .......................................................  12

ARTICLE 17 - BROKERS .....................................................  12

ARTICLE 18 - INSURANCE ...................................................  12

ARTICLE 19 - INDEMNIFICATION..............................................  14

ARTICLE 20 - DAMAGE OR DESTRUCTION .......................................  15

ARTICLE 21 - EMINENT DOMAIN ..............................................  17

ARTICLE 22 - INTERRUPTION OF USE .........................................  17

ARTICLE 23 - SUBORDINATION ...............................................  19

ARTICLE 24 - OFFSET STATEMENT ............................................  20

ARTICLE 25 - [INTENTIONALLY OMITTED] .....................................  20

ARTICLE 26 - ASSIGNMENT AND SUBLETTING ...................................  20

ARTICLE 27 - [INTENTIONALLY OMITTED] .....................................  21

ARTICLE 28 - FINANCIAL STATEMENTS ........................................  21

ARTICLE 29 - HOLDING OVER ................................................  21

ARTICLE 30 - DEFAULTS ....................................................  21

ARTICLE 31 - REMEDIES ....................................................  22

ARTICLE 32 - ATTORNEYS' FEES .............................................  23

ARTICLE 33 - WAIVER OF JURY TRIAL ........................................  23

ARTICLE 34 - NOTICES .....................................................  23

ARTICLE 35 - GENERAL PROVISIONS ..........................................  24




                                       I


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                                  TABLE OF CONTENTS




ARTICLE 36 - IMPROVEMENTS TO THE PREMISES ................................  26

ARTICLE 37 - OPTION TO TERMINATE WITH REGARD TO LANDLORD'S WORK ..........  28

ARTICLE 38 - APPORTIONMENT OF EXTRAORDINARY EXPENSES .....................  28



EXHIBIT "A" - LEGAL DESCRIPTION

EXHIBIT "B" - WORK LETTER

EXHIBIT "C" - LIST OF HAZARDOUS MATERIALS REPORTS

EXHIBIT "D" - SPECIFICATIONS FOR CONTAMINATION STUDY

EXHIBIT "E" - EXCLUSIONS FROM PREMISES











                                       II


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                                     LEASE

         By this Lease dated June 13, 1995, for reference purposes only, Landlord hereby leases to Tenant the Premises upon and subject to the following terms, covenants and conditions:

ARTICLE 1 - BASIC LEASE PROVISIONS

    1.1 For purposes of this Lease, these certain provisions are defined as follows:

         (a) Landlord:           Trizec Warner Inc., a Delaware corporation.

         (b) Tenant:             Panavision International L.P., a Delaware
                                 limited partnership.

         (c) Premises:           The Land and all improvements thereon or
                                 therein, commonly known as 6219 De Soto
                                 Avenue, Woodland Hills, California; including the Building (defined below), Leasehold
                                 Improvements (defined below), and all other areas, facilities and equipment on the Land
                                 (including, without limitation: parking facilities; loading areas; private sidewalks;
                                 landscaped areas; walkways; mechanical,
                                 electrical and telephone vaults; utilities and related facilities; storage areas; and, service areas, equipment and facilities.
                                 Notwithstanding the foregoing, the Premises shall not include any of the items, facilities or improvements described on Exhibit "E", attached hereto.

         (d) Building:           That certain commercial industrial/office
                                 building on the Land consisting of
                                 approximately one hundred fifty-two thousand four hundred fifty-four rentable square feet
                                 (152,454 RSF), and the Leasehold Improvements therein and thereon.

         (e) Anticipated
             Commencement Date:  June 1, 1996.

         (f) Anticipated Term:   One hundred ninety-two (192) months.

         (g) Basic Monthly
             Rent: Subject to Article 3.6, prior to the end of the sixtieth (60th) month, Eighty-Four Thousand Five Hundred Dollars ($84,500.00);

                                 From the sixty-first (61st) month to the end of the one hundred twentieth (120th) month, Ninety-Nine Thousand Ninety-Five and 10/100 Dollars ($99,095.10); and

                                 From the one hundred twenty-first (121st) month to the end of the Term, One Hundred Fifty-Two Thousand Four Hundred Fifty-Four Dollars ($152,454.00).

         (h) Initial Security
             Deposit: Eighty-Four Thousand Five Hundred Dollars ($84,500.00), subject to Article 7.3.

         (i) Procuring Broker:   Travers Realty Corporation, James N. Travers,
                                 President.

         (j) Permitted Uses:     Office, light manufacturing, research and
                                 development, storage, shipping and receiving operations and uses by a motion picture equipment manufacturer ("Specific Uses") and, subject to the other provisions of this Lease, any other uses permitted by law.

    1.2 For purposes of this Lease, the "Land" shall be defined as the site legally described in Exhibit "A" attached hereto.



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Tenant:_________________
Landlord:_______________          Page 1 of 32


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    1.3  For purposes of this Lease, the "Leasehold Improvements" shall be defined as all non-structural improvements in and to the Building, including, without limitation: drywall partitions and other non-structural walls and partitions within the interior of the Building (whether slab-to-slab, ceiling-height or a lesser height), and the fixtures, doors, windows, openings and finishes installed therein or thereon; cabinetry, railings, paneling, and woodwork; integrated ceiling systems (including grid, panels and lighting); carpeting and other floor finishes; kitchen facilities (including sinks, appliances and other fixtures) and all other similar facilities; all rest rooms (including showers, toilets, basins and other fixtures); and, the components of the mechanical, heating, ventilation, air-conditioning, electrical, fire/life safety, plumbing and sewage systems (collectively "Mechanical Systems") from the common point of distribution for each such system at the edge of the Building to and throughout the Building. The Leasehold Improvements shall include all of the foregoing improvements in or to the Building regardless of whether such improvements either: existed in the Building prior to Tenant's having entered into this Lease; were paid for by either Landlord or Tenant (or a prior tenant); were installed as a condition of this Lease; were installed to comply with the requirements or directives of a government, quasi-government or regulatory agency or authority; or, were installed by Tenant as an Alteration. Notwithstanding anything to the contrary contained in the foregoing, Leasehold Improvements shall not include any trade fixtures or furnishings of Tenant.

    1.4 Notwithstanding the foregoing, those terms defined in Articles 1.1 through 1.3, above, are subject to modification, revision or alteration by other terms and conditions of this Lease, addenda, exhibits and other attachments hereto.

ARTICLE 2 - TERM

    2.1 The "Commencement Date" of this Lease shall be defined as that date which is:
         (a) If Tenant elects for a contractor other than Landlord's Affiliate to perform the Tenant Work, then the earlier of:

              (i) The date upon which Tenant first occupies the Premises for the conduct of business; or

              (ii) The Anticipated Commencement Date, extended by one day for each day of Landlord Delay or Force Majeure Delay (defined in the Work Letter attached hereto as Exhibit "B") occurring after execution of this Lease.

         (b) If Tenant elects for Landlord's Affiliate to perform the Tenant Work, then the earlier of:

              (i) The date upon which Tenant first occupies the Premises for the conduct of business; or

              (ii) The later of:

                   (A) The Anticipated Commencement Date; or

                   (B) The date upon which the Landlord's Work (and Tenant's
                       Work, if Landlord's Affiliate is Tenant's Contractor) are substantially complete (or would have been substantially complete but for Tenant Delay [defined in the Work Letter]).

The terms "substantially complete", and "substantial completion" as used in this Lease shall be defined as the availability of the Premises for the use and occupancy of Tenant in accordance with the Permitted Uses, including the installation of all Landlord's Work (and Tenant's Work, if Landlord's Affiliate is Tenant's Contractor) required to be installed by Landlord or Landlord's Affiliate. Subject to subparagraph (b)(ii)(B), above, the Premises shall be deemed substantially complete regardless of Tenant's completion of Tenant's installation of trade fixtures, work stations, furnishings, and telephone, communication or computer systems.

    2.2 The "Initial Term" of this Lease shall commence on the Commencement Date and continue for the Anticipated Term, plus so many additional days as are necessary such that the Lease terminates on the last day of a calendar month (the "Termination Date"), unless sooner terminated as otherwise provided herein. The "Term" of this Lease shall include the Initial Term and any other period of Tenant's occupancy resulting either from Tenant's holding over with Landlord's consent (pursuant to Article 29.2), or from Tenant's exercise of an express option to renew, re-lease or extend the Term, or other express agreement to extend the Term, all made in accordance with this Lease (or a modification or addendum thereto made in accordance with this Lease). Unless expressly stated to the contrary herein, any and all references herein to "months" during the Term shall be deemed to refer to full calendar months of the Term, beginning on the Commencement Date (if the Commencement Date is the first day of a calendar month) or the first day of the first full calendar month after the Commencement Date (if the Commencement Date is not the first day of a calendar month).



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Landlord:_______________          Page 2 of 32


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    2.3  Landlord shall notify Tenant of the Commencement Date by means of a
Notice of Lease Term ("NLT"). If Tenant agrees with the Commencement Date set forth in the NLT, then Tenant shall acknowledge the same by executing and returning the NLT to Landlord within seven (7) days after receipt of the NLT; otherwise, Tenant shall notify Landlord of Tenant's objection to the Commencement Date, setting forth a reasonable basis therefor, within such seven (7) day period. If Tenant fails to either timely object to the Commencement Date or specify a reasonable basis therefor, then the Commencement Date as specified in the NLT shall be deemed conclusive as between Landlord and Tenant.

ARTICLE 3 - RENT

    3.1 The first installment of Basic Monthly Rent is due on or before the execution of this Lease. Subject to Article 3.6, all other installments of Basic Monthly Rent are payable in advance on the first day of each calendar month following the Commencement Date. Except as provided in Article 29, if the Commencement Date is not the first day of the calendar month or the Termination Date is not the last day of the calendar month, then Basic Monthly Rent for the month in which the Commencement Date or Termination Date occurs shall be prorated based upon a thirty (30) day month. If the Commencement Date is not the first day of the calendar month, the overpayment of Basic Monthly Rent for the period from the Commencement Date to the first day of the first calendar month following the Commencement Date resulting from such proration shall be credited to Basic Monthly Rent next due. All amounts due under this Lease or relating to Tenant's occupancy are deemed to be rent, receivable as such, and subject to all remedies of Landlord for nonpayment of rent. Tenant's obligation to pay all rent owing under this Lease shall survive Tenant's relinquishment of possession to Landlord, or the expiration or early termination of this Lease.

    3.2 Tenant agrees that Tenant's late payment of any sum due under this Lease will cause Landlord to incur costs not contemplated hereunder, the exact amount of which is impracticable or extremely difficult to fix; therefore, if:

         (a) All or any portion of any installment of Basic Monthly Rent or monthly installment of Property Taxes or Insurance Costs (if any are due monthly pursuant to Article 3.5) is not received by Landlord by the fifth (5th) day of the month for which it is due,

         (b) All or any portion of any Property Taxes or Insurance Costs not payable monthly pursuant to Article 3.5, are not received by Landlord when due pursuant to Articles 4 and 18, respectively, or

         (c) All or any portion of any other item of rent ("Additional Rent") is not received by Landlord within thirty (30) days after receipt of Landlord's written demand for payment,

then Tenant shall pay to Landlord, within ten (10) days after Tenant's receipt of written demand therefor, a "Late Charge" of five percent (5%) of the overdue amount. Landlord and Tenant agree that the Late Charge represents a fair and reasonable estimate of costs that Landlord will incur by reason of any such late payment by Tenant. Landlord's acceptance of a Late Charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or pursuant to law. No interest shall accrue pursuant to Article 35.11 on any amount for which a Late Charge has been timely paid; otherwise, the Late Charge shall be in addition to, and not in lieu of, any interest which may accrue pursuant to Article 35.11 of this Lease.

    3.3 All amounts due Landlord shall be paid by Tenant without deduction or offset (except as otherwise provided in this Lease), in lawful money of the United States of America, which shall be legal tender at the time of payment. Payments shall be made at the office of Landlord specified in Article 34, or to such other person or at such other place as Landlord notifies Tenant. Landlord may require Tenant to replace any business or personal check rejected or returned by Tenant's bank with a certified check.

    3.4 Without waiving any of Landlord's rights under Article 30 and notwithstanding the provisions of Article 3.2, once, only, in each twelve (12) consecutive calendar month period during the Term of the Lease Tenant shall be entitled to a waiver of the Late Charge to be imposed hereunder, provided payment of the overdue amount is made within three (3) business days after receipt of written notice of such delinquency from Landlord. Such notice shall be given by Landlord to Tenant on or after the fifth (5th) of the month with respect to a delinquency in payment of Basic Monthly Rent (or Total Monthly Rent, as applicable); and such notice shall be given by Landlord to Tenant after the date due (as specified in Articles 3.2 and 4) with respect to any item of Additional Rent and all or any portion of any Property Taxes or Insurance Costs not payable monthly pursuant to Article 3.5.

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Landlord:_______________          Page 3 of 32


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    3.5  If Tenant's business or personal check is returned (not due to the fault of the bank) two (2) times in any twelve (12) consecutive calendar month period, or a total of ten (10) times during the entire Term, then a "Credit Risk" will be deemed to exist. In the event of a Credit Risk, Landlord may require by notice to Tenant that:

         (a)  All future amounts due Landlord be paid by certified check;
              and/or

         (b) All Property Taxes and Insurance Costs be paid in advance, in monthly installments, as follows:

              (i) Landlord shall provide Tenant with Landlord's reasonable estimate of Property Taxes and Insurance Costs for the respective assessment year and policy year ("Applicable Period").

              (ii) Tenant shall pay to Landlord estimated Property Taxes and Insurance Costs in equal monthly installments on the first day of each month. If the estimated Property Taxes and Insurance Costs for the Applicable Period is not determined until after the beginning of the Applicable Period, then Tenant shall continue to pay the monthly installments for the prior Applicable Period, if any, and shall retroactively pay any underpayment of estimated installments payable for the period from the beginning of the Applicable Period until the estimate was provided.

              (iii) As soon as practical after the end of the Applicable Period, Landlord shall determine the Property Taxes and/or Insurance Costs actually incurred in the Applicable Period. If Tenant has underpaid its Property Taxes or Insurance Costs for the Applicable Period, then Tenant shall pay to Landlord the full amount of such deficiency as Additional Rent. If Tenant has overpaid its Property Taxes or Insurance Costs for the Applicable Period, then Landlord shall refund the overpayment to Tenant within thirty (30) days of determination.

    3.6 As consideration for Tenant's performance of all obligations to be performed by Tenant under the Lease, Landlord hereby conditionally excuses Tenant from the payment of the Basic Monthly Rent for the second (2nd) through fifteenth (15th) months of the Term; however, Tenant shall remain obligated for any Property Taxes and Insurance Costs which may accrue during said period in accordance with Articles 4 and 18 of this Lease, respectively. Should
Tenant at any time prior to the end of the sixtieth (60th) month of this Lease be in material monetary default under the Lease, fail to cure such default within the period prescribed, and this Lease is terminated as a result of said default, then Five Hundred Seven Thousand Dollars ($507,000.00) of the Basic Monthly Rent so conditionally excused shall become immediately due and payable by Tenant to Landlord. If, at the end of the sixtieth (60th) month of this Lease, Tenant is not in material monetary default hereunder, then Landlord shall waive any repayment of Basic Monthly Rent so conditionally excused.

ARTICLE 4 - PROPERTY TAXES

    4.1  Tenant shall pay to Landlord aggregate annual "Property Taxes"
(defined below), in the manner set forth in Article 4.3. Property Taxes for any assessment period in which the Commencement Date or Termination Date occurs shall be prorated based upon the actual number of days in such assessment period.

    4.2 "Property Taxes" is defined for purposes of this Lease as: all costs and expenses for real property taxes, or any other assessments upon Landlord's legal or equitable interest in the Premises (including, without limitation, leasehold taxes or other taxes or assessments levied in lieu thereof or in addition thereto), whether imposed by a government authority or agency, or by a special assessment district; any taxes resulting from a reassessment of the Premises occasioned by any cause whatsoever, including, without limitation, any reassessment resulting from the determination by a court that any law, regulation, statute, or constitutional provision purporting to limit tax increases is invalid in whole or in part; any tax on or measured with respect to the area of the Premises or rent payable hereunder; any user fees or charges assessed against the Premises for any government services which were provided without cost prior to the imposition of Proposition 13; and, any assessment, tax, fee, charge or levy upon the Premises for any transportation plan, fund or system within the general geographic area of the Premises. Notwithstanding the foregoing, the definition of "Property Taxes" excludes any income, franchise, capital stock, estate or inheritance taxes (excepting any tax or portion thereof on or measured with respect to the area of the Premises or rent payable hereunder from the rental of space in the Premises).

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Landlord:_______________          Page 4 of 32


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    4.3  Landlord shall provide Tenant with a copy of the applicable tax assessment, invoice or bill received from the assessor, together with Landlord's invoice for the same. Subject to Article 3.5, Property Taxes shall be payable by Tenant to Landlord as Additional Rent the later of:

         (a) Thirty (30) days after presentation to Tenant of a copy of the applicable tax assessment, invoice or bill received from the assessor, together with Landlord's invoice for the same; or

         (b) Ten (10) business days before payment of such taxes to the assessing government entity becomes delinquent (or if the Termination Date occurs during the assessment period, ten [10] business days prior to the Termination Date).

    4.4 Tenant shall directly pay the taxing authority any tax levied against the personal property or trade fixtures of Tenant in or about the Premises.

    4.5 Tenant shall have the right to contest the amount or validity, in whole or in part, of any Property Taxes or personal property taxes due hereunder by appropriate proceedings diligently conducted in good faith, only after paying such tax or posting such other security that Landlord may reasonably require in order to protect the Premises against loss or forfeiture. Upon the termination of any such proceedings, Tenant shall pay the amount of the tax or part of the tax as finally determined (subject to the provisions of Article 4.1), the payment of which may have been deferred during the prosecution of the proceedings, together with any costs, fees, interest, penalties or other related liabilities. Landlord will not be required to join in any contest or proceedings unless the provisions of any law or regulations then in effect require that the proceedings be brought by or in the name of Landlord, in which case Landlord will join in the proceedings or permit them to be brought in Landlord's name, cooperate with Tenant in such contest or proceedings and provide Tenant with copies of relevant information in Landlord's possession; however, Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any contest or proceedings, and Tenant will indemnify Landlord against and save Landlord harmless from any such costs and expenses.

    4.6 Notwithstanding anything to the contrary contained in Article 4, if any interest in the Building, Common Areas or land is sold, transferred or conveyed after execution of this Lease and prior to the Termination Date, then Tenant shall not be responsible for increases in Property Taxes caused by such sale, transfer or conveyance; however, if Tenant holds over in the Premises beyond the Termination Date, the amounts owed Landlord during such period of holding over shall be calculated without regard to the foregoing limitation.

ARTICLE 5 [INTENTIONALLY OMITTED]

ARTICLE 6 - CAPITAL IMPROVEMENTS

    6.1 "Capital Improvements" is defined for purposes of this Lease as any permanent improvements or betterments which increase the value of the Premises, or which substantially prolong the useful life of the Premises, and which are required by directive of a government, quasi-government or regulatory agency or authority (excepting those items defined as Landlord's Work in the Work Letter attached hereto). Capital Improvements, however, shall exclude any improvements, modifications or additions to the Premises which constitute Landlord's Work (as defined in the Work Letter), or which are required as a result of Landlord's breach of Landlord's warranties set forth in Paragraph 7 of the Work Letter.

    6.2 Tenant shall, at Tenant's sole cost and expense, perform all Capital Improvements which are required in connection with, or as a result of:

        (a)   Tenant's Work or any Alterations, or

        (b) Tenant's particular use or occupancy of the Premises (as opposed to occupancy of Premises for general office and warehouse uses)

(collectively "Tenant's Special Capital Improvements"). All Capital Improvements other than Tenant's Special Capital Improvements
("Extraordinary Capital Improvements), shall be performed by Landlord at the expense of Landlord, Tenant or both in accordance with Article 38.

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Landlord:_______________          Page 5 of 32


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ARTICLE 7 - SECURITY DEPOSIT

    7.1 On or before execution of this Lease, Tenant shall deposit with Landlord the Initial Security Deposit. The Initial Security Deposit, Closing Security Deposit, interest or earnings thereon, and any other sums deposited with Landlord pursuant to this Article 7 (collectively "Security Deposit") shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be
kept or performed by Tenant.   Except as provided to the contrary in
Articles 7.3 and 7.4, Landlord shall not be required to segregate the Security Deposit from its general funds, refund any Security Deposit, or pay Tenant any interest thereon.

    7.2 If Tenant defaults on any obligation hereunder, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of rent or any other sum in default, or to compensate Landlord for any loss or damage to which Landlord is entitled under law as a result of Tenant's default. Tenant shall, upon demand, restore any Security Deposit so used, applied or retained to the amount held by Landlord immediately prior thereto.

    7.3 If at the end of the thirty-eighth (38th) month of the Term Tenant is not in default of any material provision of this Lease to be performed by Tenant, then, within ten (10) business days thereafter, Landlord shall pay to Tenant any portion of Tenant's Initial Security Deposit which has not been so used applied or retained, plus interest thereon at the rate for five
(5) year "Savings CD Yields Offered Through Leading Brokers-Broker Average" as published in the Wall Street Journal on the first business day after the execution of this Lease and delivery of the Initial Security Deposit to Landlord.

    7.4 On or before beginning of the one hundred sixty-ninth (169th) month, Tenant shall deposit with Landlord the "Closing Security Deposit" in the amount of Fifty Thousand Dollars ($50,000.00). If, at the end of the Term, Tenant is not in default of any material provision of this Lease to be performed by Tenant, then, within thirty (30) days of the later of end of the Term or the delivery of possession of the Premises to Landlord, Landlord shall pay to Tenant any Closing Security Deposit which has not been so used, applied or retained, plus interest thereon at the rate for two (2) year "Savings CD Yields Offered Through Leading Brokers-Broker Average" as published in the Wall Street Journal on the first business day after the delivery of the Closing Security Deposit to Landlord.

    7.5  Tenant waives application of the provisions of California Civil Code section 1950.7 (or any similar law now or hereafter in effect) to the extent contrary to the provisions herein.

    7.6 If Landlord transfers, assigns or conveys its interest in the Premises, then Landlord shall be discharged from any liability for the return of Tenant's Security Deposit, provided Landlord transfers all Security Deposit which has not been used, applied or retained to Landlord's successor in interest, and Landlord's successor in interest assumes in writing Landlord's obligations under this Lease.

    7.7 If, at the time for determining the rate of interest payable on Tenant's Initial Security Deposit or Closing Security Deposit pursuant to
Article 7.3 or 7.4, above, the Wall Street Journal is no longer published or no longer publishes the information described in those articles, then the applicable rate shall be based upon information contained in any reliable publication that publishes that information on the first business day after the execution of this Lease and delivery of the Initial Security Deposit to Landlord, or delivery of the Closing Security Deposit to Landlord, as the case may be, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld.

ARTICLE 8 - USE

    8.1 Tenant agrees that the Permitted Uses is a material provision of this Lease. Tenant shall use the Premises solely for the Permitted Uses and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Any consent by Landlord to a change of use by Tenant shall not be deemed a waiver of Landlord's right to withhold its consent to any subsequent proposed change of use.

    8.2 "Compliance Requirements" is defined as all improvements, modifications or additions to the Premises, or actions taken in connection with the Premises, required to comply with any certificates, rules, directives, orders and regulations of any public authority (including Federal, State, County and Municipal authorities), or any rules, orders, regulations and requirements of any insurance fire rating bureau or any other organization performing a similar function. Compliance Requirements, however, shall exclude any improvements, modifications or additions to the Premises which constitute Landlord's Work (as defined in the Work Letter), or which are required as a result of Landlord's breach of Landlord's warranties set forth in Paragraph 7 of the Work Letter.

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    8.3  Tenant shall, at Tenant's sole cost and expense, perform all
Compliance Requirements required in connection with, or as a result of, either:

         (a)  Tenant's Work or any Alterations, or

         (b) Tenant's particular use or occupancy of the Premises (as opposed to occupancy of Premises for general office and warehouse uses)

(collectively "Tenant's Compliance Requirements"). All Compliance Requirements other than Tenant's Compliance Requirements ("Extraordinary Compliance Requirements") shall be performed by Landlord at the expense of Landlord, Tenant or both in accordance with Article 38.

    8.4 Tenant shall not do or permit to be done anything which will invalidate any insurance policy covering the Premises, subject to Tenant's right to conduct the Specific Uses at the Premises. Tenant shall, upon Landlord's demand, reimburse Landlord for any additional insurance premium which may be incurred due to Tenant's failure to comply with this Lease.

    8.5 Subject to Tenant's right to conduct the Specific Uses at the Premises, Tenant shall not do or permit to be done anything which will constitute a nuisance, or obstruct, injure, annoy or interfere with the rights of the public, or owners or occupants of adjacent properties. The Premises shall not be used for any lodging or unlawful purpose. Tenant shall not commit waste. Tenant shall not use or occupy the Premises in violation of any law, certificate of occupancy, or covenant, condition or restriction and shall discontinue the violating use upon Landlord's demand; however, notwithstanding the foregoing, Landlord hereby represents that, to the best of Landlord's knowledge, the Premises may be used for the Specific Uses (as existing at the time of execution of this Lease and as represented by Tenant to Landlord) without violation of any law, certificate of occupancy, or covenant condition or restriction affecting the Premises.

ARTICLE 9 [INTENTIONALLY OMITTED]

ARTICLE 10 [INTENTIONALLY OMITTED]

ARTICLE 11 - REPAIRS

    11.1 Subject to Articles 6, 8, 11.2, 11.3, 11.4, 20, 21, and 38, and
Landlord's obligation to perform Landlord's Work in accordance with the Work Letter, Tenant shall, at Tenant's sole cost and expense, keep in good condition, and repair and maintain, each and every part of the Premises, whether structural or non-structural, and whether such portion of the Premises requiring repairs (or the means of repairing the same) are reasonably or readily accessible to Tenant, and whether the need for such repairs occurs as a result of Tenant's use, any prior use, the elements of nature or the age of such portion of the Premises. Tenant shall, at Tenant's sole cost and expense, procure and maintain contracts (with copies to Landlord) in customary form and substance for and with contractors specializing and experienced in the inspection, maintenance and service of the following equipment and improvements:

         (a)  Heating, ventilation and air conditioning equipment;

         (b)  Elevator equipment (if any is installed by Tenant);

         (c) Fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems (including alarm and/or smoke detection);

         (d)  Landscaping and irrigation systems;

         (e)  Composite roof; and,

         (f)  Roof drain maintenance.

Notwithstanding the foregoing, Tenant may satisfy Tenant's obligations under subparagraph (d), above, by employing an individual experienced in repairing and maintaining landscaping and irrigation systems, and may satisfy Tenant's obligations under subparagraph (e) (subject to Landlord's obligations pursuant to Article 11.4, below) by maintaining an open purchase order with a company experienced in repairing and maintaining composite roofs, and may satisfy Tenant's obligations under subparagraph (f) by performing periodic maintenance on the roof drains as is reasonable and customary on like buildings and roof drain systems. Tenant waives any benefit of any statute now or hereafter in effect which affords Tenant the right to make repairs at the expense of Landlord, or to terminate this Lease by reason of any needed repairs.



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    11.2 Except as provided to the contrary in Articles 6, 8, 11.3, 11.4, 20,
21, 36, and 38, it is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair and maintain the Premises, all of which obligations are intended to be that of the Tenant pursuant to Article 11.1, above. Notwithstanding the foregoing, if any such maintenance or repair is caused in part or in whole by the negligence or willful misconduct of Landlord (its agents, servants, employees, licensees or invitees), then Landlord shall directly reimburse Tenant the reasonable cost for such maintenance and repairs, to the extent that the same exceeds the proceeds received by Tenant from any policy of insurance maintained by either Tenant or Landlord (each insuring party to use due diligence to obtain such proceeds from its respective insurers).

    11.3 "Extraordinary Repairs" is defined as any and all structural repairs to the structural portions of the Premises (excepting the composite roof supported by the roof support system, and the HVAC system), including, without limitation, the foundation, slab, load bearing columns, load bearing walls and roof support system, which are reasonably required due to either:

         (a) Defects in the same (in other than Quake Work, which is governed by the warranties set forth in the Work Letter), or

         (b) Any other cause other than ordinary wear and tear, or damage or destruction (which is governed by the provisions of Article 20).

Extraordinary Repairs, however, shall exclude any improvements, modifications or additions to the Premises which either: constitute Landlord's Work (as defined in the Work Letter); are required as a result of Landlord's breach of Landlord's warranties set forth in Paragraph 7 of the Work Letter; are required in connection with, or as a result of, Tenant's Work or any Alterations; are required in connection with, or as a result of, Tenant's particular use or occupancy of the Premises (as opposed to occupancy of Premises for general office and warehouse uses); or, are required as a result of the negligence or willful misconduct of Landlord (its agents, servants, employees, licensees or invitees). Notwithstanding anything to the contrary contained in Articles 11.1 and 11.2, Extraordinary Repairs shall be made by Landlord at the expense of Landlord, Tenant or both in accordance with Article 38.

    11.4 In addition to the Roof Work Landlord is required to make pursuant to the Work Letter, Landlord shall, at Landlord's sole cost and expense, repair and maintain the composite roof of the Building so as to keep the composite roof of the Building in good repair and free of leaks for a period of five
(5) years after the Commencement Date; provided, however, that Landlord shall not be responsible for any repairs or maintenance of the composite roof of the Building to the extent that any such maintenance or repair to such composite roof is necessitated in part or in whole by either the negligence or willful misconduct of Tenant (its agents, servants, employees, licensees or invitees), damage caused to the composite roof in the performance of Tenant's Work, or damage to the composite roof resulting from the negligent or faulty installation of Tenant's Work.

ARTICLE 12 - CONDITION OF PREMISES

    12.1 Subject to Landlord's Affiliate's obligations to perform Landlord's Work (and Tenant's Work, if Landlord's Affiliate is Tenant's Contractor) in accordance with the Work Letter, and subject to Landlord's other obligations under this Lease, by taking possession of the Premises Tenant accepts the Premises as being in good order, condition and repair, and otherwise as is, where is and with all faults. Except as may be expressly set forth in this Lease, Tenant acknowledges that neither Landlord, nor any employee, agent or contractor of Landlord has made any representation or warranty concerning the Premises, or the suitability of any portion thereof for the conduct of Tenant's business.

    12.2 Upon the expiration of the Term or earlier termination of this Lease, Tenant shall relinquish possession of the Premises to Landlord in the following condition:

         (a) Inclusive of all Leasehold Improvements and Alterations, unless Landlord has either:

              (i)   Permitted removal of the same in writing;

              (ii) Pursuant to Article 14.1, required removal of an Alteration as a condition of making such Alteration; or,

              (iii) Pursuant to the Work Letter, required removal of an item of
                    Tenant's Work as a condition of performing such Tenant's Work; and

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    (b)  In the same condition as received after completion of Landlord's Work, ordinary wear and tear excepted (which shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant's having performed all of Tenant's obligations under this Lease), free of all trash and rubbish, and in broom clean condition, excepting:

         (i)   As provided to the contrary in subparagraph (a) of this Article;

         (ii) Any deficiency in the Premises caused by damage or destruction to the Premises (pursuant to Article 20) which is not repaired or restored either:

               (A) As a result of Tenant's exercise of Tenant's right to terminate this Lease pursuant to Article 22; or

               (B) Because Landlord is unable to restore the Premises to substantially the same condition as existing prior thereto.

         (iii) Any deficiency in the Premises resulting from a Taking (pursuant to Article 21) in which:

               (A) The Premises is not restored as a result of Tenant's
                   termination of this Lease pursuant to either Article 21 or 22; or

               (B) Landlord is unable to restore the Premises to substantially the same condition as existing prior to such Taking.

         (iv) Any deficiency in the Premises caused by the failure to make or perform Extraordinary Capital Improvements (pursuant to
               Article 6) as a result of the termination of this Lease by either Landlord or Tenant pursuant to Article 38.

         (v) Any deficiency in the Premises caused by the failure to comply with Extraordinary Compliance Requirements (pursuant to
               Article 8) as a result of the termination of this Lease by either Landlord or Tenant pursuant to Article 38.

         (vi) Any deficiency in the Premises caused by the failure to make or perform Extraordinary Repairs (pursuant to Article 11) as a result of the termination of this Lease by either Landlord or Tenant pursuant to Article 38.

         (vii) Any deficiency in the Premises caused by the failure to repair or restore an Uninsured Loss (pursuant to Article 20) as a result of the termination of this Lease by either Landlord or Tenant pursuant to Article 38.

    12.3 Landlord may dispose of any personal property remaining in the Premises in accordance with California Civil Code section 1980, et seq. (or any similar law now or hereafter in effect), and shall be entitled to recover all costs and expenses provided therein, including Landlord's reasonable attorneys' fees and costs.

ARTICLE 13 - ENTRY BY LANDLORD

    13.1 Provided Landlord uses commercially reasonable efforts to minimize interference with Tenant's business and advises Tenant an appropriate period in advance of same, Landlord shall have the right to enter the Premises to inspect the Premises, show the Premises to prospective purchasers, show the Premises to prospective tenants (in the last two [2] years of the Term, only), and make alterations, improvements or repairs required of Landlord under this Lease (including construction required by the character of the work).
Notwithstanding the foregoing, Tenant may reasonably delay Landlord's entry for such purposes up to twenty-four (24) hours by promptly advising Landlord of the need for such delay if Landlord has not advised Tenant of Landlord's prospective entry at least twenty-four (24) hours in advance, and such entry will materially adversely affect Tenant's business operations at the Premises.

    13.2 Notwithstanding the provisions of Article 13.1, Landlord shall be entitled to enter the Premises without advising Tenant in advance or making the required effort to minimize interference with Tenant's business to respond to an "Emergency". An "Emergency" shall be any circumstance which Landlord reasonably believes will (a) materially threaten or endanger the Premises, (b) materially threaten or endanger the health or property of Landlord, occupants of the Premises, or the general public, or (c) result in a material liability or loss to Landlord.

    13.3 Tenant shall provide Landlord at all times with reasonable means to access all portions of the Premises, excepting Tenant's secured areas, vaults and safes to which Landlord shall not have access.



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    13.4 Except as expressly provided elsewhere in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to, or interference with Tenant's business arising from any entry performed by Landlord in compliance with the terms of this Lease, and any such entry shall not constitute an eviction, or a forcible or unlawful entry or detainer of the Premises.

ARTICLE 14 - ALTERATIONS

    14.1 All alterations, additions, decorations or improvements made by or on behalf of Tenant in or to the Premises other than Landlord's Work and Tenant's Work ("Alterations"), shall require Landlord's prior written consent. Notwithstanding the foregoing, Alterations shall not require Landlord's prior written consent if such Alterations, in each case, either:

         (a) Do not affect the exterior appearance of the Building, or the base Building structural (including, without limitation, foundation, slab, bearing walls, columns, roof supports and roof), mechanical, electrical, plumbing, fire/life safety, heating or air conditioning components and systems and cost less than Two Hundred Fifty Thousand Dollars ($250,000), or

         (b) Solely consist of repairs, replacement and maintenance of wall and floor finishes or coverings, regardless of cost.

Tenant shall give Landlord ten (10) days' prior written notice of Tenant's desire to make Alterations. Landlord may impose any reasonable condition upon issuing Landlord's consent (including, without limitation: requiring Tenant to remove Alterations at the end of the Term and restore the Premises to the condition prior to Alterations having been made, ordinary wear and tear excepted; obtaining the consent of any mortgagee, encumbrancer, lender or ground lessee; providing Landlord with working drawings, specifications, and estimated costs; providing Landlord with verification of all required permits or approvals; and, obtaining a lien and completion bond). Tenant shall reimburse Landlord for all reasonable out-of-pocket third-party costs incurred by Landlord in connection with the review of proposed Alterations or inspection of completed Alterations by Landlord's architect, engineer or other consultant.

    14.2 Tenant shall use licensed, qualified contractors and subcontractors, reasonably acceptable to Landlord, which shall carry course of construction, products liability, completed operations, worker's compensation and public liability insurance in amounts reasonably satisfactory to Landlord, naming Landlord as an additional insured. Alterations shall be performed in full compliance with all laws, rules and/or directives of any government or regulatory agency or authority.

    14.3 Landlord may require Tenant to immediately remove any Alterations not made in accordance with this Article, and restore the Premises to the condition existing immediately prior to the Alterations' having been made (ordinary wear and tear excepted).

    14.4 If Tenant either fails to immediately remove Alterations not made in accordance with this Article after Landlord's demand, or fails at the end of the Term to remove Alterations which Landlord required to be removed as a condition of issuing Landlord's consent to the making of such Alterations, then Landlord may perform such removal and restore the Premises to the condition immediately prior to the Alterations having been made (ordinary wear and tear excepted), all at Tenant's sole cost and expense, plus a supervision fee payable to Landlord in the amount of ten percent (10%) of the cost of such work; provided, however, that if Landlord, Landlord's Affiliate or any other affiliate of Landlord provides such performance and supervision, any combination of overhead and profit to Landlord, Landlord's Affiliate any other affiliate of Landlord and/or any other outside general contractor plus the supervision fee to Landlord shall not exceed ten percent (10%) of the cost of such work.

ARTICLE 15 - HAZARDOUS MATERIALS

    15.1 Neither Landlord nor Tenant shall create, bring into nor store in the Premises any "Hazardous Materials" (defined in Article 15.2) excepting ordinary quantities of substances commonly used in connection with performance of such party's duties under this Lease, or in conjunction with the Specific Uses. Landlord and Tenant shall each comply with all laws, regulations, recommendations and orders promulgated by any government, quasi-government or regulatory agency or authority, or the manufacturer of Hazardous Materials with regard to its maintenance of records, and its handling, storage and disposal of Hazardous Materials. Upon the other party's request, each party shall supply the other party with a copy of any record or certificates required to be maintained by such party concerning Hazardous Materials.

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    15.2 As used herein, the term "Hazardous Materials" is defined as any material or substance which is:

         (a) Defined or listed as a "hazardous waste", "extremely hazardous waste", "hazardous substance", "hazardous material", "pollutant", "contaminant" under any federal, state or local law, statute, rule, regulation, order or interpretation (collectively, "Law");

         (b)  Petroleum or any petroleum derivative;

         (c)  A flammable explosive;

         (d)  A radioactive material;

         (e)  A polychlorinated biphenyl; or

         (f) Asbestos, an asbestos derivative, or an asbestos containing material.

    15.3 Landlord hereby represents, warrants and agrees that:

         (a) Tenant shall, both prior to execution of this Lease and during the Term be provided access to any records of Landlord concerning the existence of any known or suspected release, discharge, emission, installation, remediation, presence or disposal of any Hazardous Material at, in, on, about, under or within the Premises (including air, soil, ground water, and improvements) to date. Attached hereto as Exhibit "C" is a list of reports reflecting Landlord's knowledge (as of execution of this Lease) of Hazardous Materials in or about the Premises. In addition, Landlord shall, prior to Tenant's taking occupancy of the Premises (but not more than thirty [30] days prior to such occupancy) have performed a study in accordance with the specifications attached hereto as Exhibit "D" in order to evaluate the extent of any contamination of the soil and ground water then existing at the Premises. Tenant shall be provided with a copy of such survey promptly upon Landlord's receipt of the same.

         (b) As to any Hazardous Material disclosed in connection with subparagraph (a), or discovered at, in, on, about, under or within the Premises after the execution of this Lease (or with respect to any governmental investigation of the same), remediation of which is required by Law, Landlord shall promptly commence and diligently prosecute to completion (in a manner which shall reasonably protect and preserve [and, where possible, avoid interruption of or disturbance to] the full use and enjoyment by Tenant of the Premises and the health and safety of visitors to and occupants of the Building) a remediation plan or plans with respect thereto approved by all appropriate governmental agencies and which is in compliance with all Laws.

Notwithstanding the foregoing, Landlord shall have no duty to remediate any Hazardous Material brought onto, released or discharged at, in, on, about, under or within the Premises by Tenant.

    15.4 Landlord shall indemnify, defend, protect and hold Tenant and its partners, officers, affiliates, employees, contractors, agents and representatives harmless from any and all claims, actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, expenses, liabilities, obligations, interest or losses, including, attorneys', consultants', and experts' fees (collectively "Claims"), that arise directly or indirectly from or in connection with the actual or alleged release, discharge, emission, installation, remediation, presence or disposal of any Hazardous Material in or into the air, soil, surface or groundwater at, in, on, about, under or within the Premises, or any portion thereof, prior to, during or following the Term; provided, however, that the foregoing indemnity shall not apply to any Claims to the extent that such Claims arise directly or indirectly from or in connection with a Tenant Release (as defined below).

    15.5 Tenant shall indemnify, defend, protect and hold Landlord and its partners, officers, affiliates, employees, contractors, agents and representatives harmless from any and all Claims that arise directly or indirectly from or in connection with the actual or alleged release, discharge, emission, installation, remediation, presence or disposal of any Hazardous Material in or into the air, soil, surface or groundwater at, in, on, about, under or within the Premises, or any portion thereof, to the extent that the same relate to Hazardous Materials brought onto, released, emitted, installed, remediated, disposed or discharged by Tenant in or into the air, soil, surface or groundwater at, in, on, about, under or within the Premises, or any portion thereof (a "Tenant Release").

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    15.6 Notwithstanding anything to the contrary contained in this Article
15, in the event any Claims are brought or made against Tenant, Landlord shall defend Tenant at Landlord's sole cost or expense pursuant to Article 15.4 (regardless of whether Landlord has made a demand that Tenant defend Landlord pursuant to Article 15.5 and regardless of whether Landlord has asserted that, by reason of the proviso at the end of Article 15.4, Landlord has no obligation to defend Tenant because such Claims arose directly or indirectly from or in connection with a Tenant Release) up to and until Landlord has obtained a determination from the court (which Landlord may seek concurrently with any Claims brought against Tenant) that Landlord is not obligated to defend Tenant against such Claims. Any defense to be provided Tenant hereunder may be provided by a single counsel reasonably satisfactory to both Landlord and Tenant; however, if such counsel's duties in representing Tenant would be in conflict with such counsel's duties in representing Landlord, then Landlord shall provide Tenant with separate counsel reasonably satisfactory to Tenant. In the event that it is determined by the court that Landlord is not obligated to defend Tenant pursuant to Article 15.4, then Tenant shall upon such determination promptly reimburse Landlord for any attorneys' fees and costs incurred by Landlord in providing such defense, with interest thereon from date such expenses were incurred at the rate set forth in Article 35.11. Nothing herein shall be deemed a waiver of either party's rights pursuant to
Article 32.

ARTICLE 16 - LIENS

    16.1 Tenant shall keep the Premises free from any liens resulting from personal property taxes payable by Tenant pursuant to Article 4, or work performed, materials furnished or obligations incurred by, or on behalf of Tenant. Tenant shall promptly cause the Premises to be released from any such lien by bond or otherwise. If Tenant fails to promptly cause the Premises to be released from any such lien after Landlord's demand, then Landlord may cause the Premises to be released from such lien and charge Tenant as Additional Rent all costs and expenses reasonably incurred by Landlord to do so, including reasonable attorneys' fees and costs.

ARTICLE 17 - BROKERS

    17.1 Landlord shall pay Procuring Broker a commission in accordance with a separate agreement between Landlord and Procuring Broker.

    17.2 Tenant warrants that no broker, agent, finder, person or entity, other than Procuring Broker, was instrumental in negotiating or consummating this Lease, or might be entitled to a commission or compensation in connection with the execution of this Lease. Tenant shall indemnify and hold Landlord harmless from any claim, damages, costs and expenses, including reasonable attorneys' fees and costs, resulting from any claim that may be asserted against Landlord by any such broker, agent, finder, person or entity other than Procuring Broker which Tenant does not disclose to Landlord in writing prior to entering into this Lease, or who claims a right to compensation through Tenant.

    17.3 Landlord warrants that no broker, agent, finder, person or entity, other than Procuring Broker, was instrumental in negotiating or consummating this Lease, or might be entitled to a commission or compensation in connection with the execution of this Lease. Landlord shall indemnify and hold Tenant harmless from any claim, damages, costs and expenses, including reasonable attorneys' fees and costs, resulting from any claim that may be asserted against Tenant by any such broker, agent, finder, person or entity which Landlord does not disclose to Tenant in writing prior to entering into this Lease, or who claims a right to compensation through Landlord.

ARTICLE 18 - INSURANCE

    18.1 Throughout the Term, Landlord shall provide, maintain and keep in force:

         (a) Commercial general liability insurance for personal injury, bodily injury (including death), and property damage in such amounts as Landlord from time to time determines is reasonable and sufficient;

         (b) All risk insurance covering the full replacement cost of the Building and all fixed improvements therein, except those fixtures, furnishings, Leasehold Improvements (defined in Article 1.3), equipment and other property which Tenant is required to insure pursuant to Article 18.2, subparagraphs (b), (c), (d) and (e);

         (c) Insurance for loss of rental income or insurable gross profits covering such perils set forth in subparagraph (b) in such amounts as Landlord prudently elects to maintain;



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         (d)  Boiler and machinery insurance for any such components of the
              Building which do not constitute Leasehold Improvements or Alterations in such amounts as Landlord prudently elects to maintain; and

         (e) Such other insurance (including earthquake or other differences in condition, and loss of income resulting therefrom) as Landlord elects, in its sole discretion, to obtain, provided that such insurance is generally available at a commercially reasonable price, such insurance is generally maintained by owners of similar buildings in the area in which the Building is located, and such insurance does not duplicate any of the insurance required to be maintained by Tenant pursuant to Article 18.2 (contingency coverage in the event that Tenant does not obtain required insurance shall not be considered duplication of coverage hereunder).

Each policy of insurance provided or maintained by Landlord hereunder may contain such deductibles, uninsured gaps, exclusions or such other terms and conditions as Landlord prudently determines to be commercially reasonable and sufficient, provided such terms are generally available at a commercially reasonable price in the area in which the Building is located; however, the Tenant shall not be responsible for any increase in the Insurance Costs (defined below) that result from Landlord maintaining a deductible of less than Five Thousand Dollars ($5,000.00) for each policy under subparagraphs
(b), (c), or (d), above, and a deductible of less than five percent (5%) of the value of the full replacement cost of the Building (and one years' loss of income thereon) for any policy insuring against loss from earthquakes Landlord may elect to maintain under subparagraph (e). All insurance maintained (or required to be maintained) hereunder by Landlord, including insurance Landlord elects to obtain covering earthquake or other differences in condition (pursuant to Article 18.1[e]), but excepting Landlord's liability coverage set forth in Article 18.1(a), shall be maintained at Tenant's sole cost and expense ("Insurance Costs").

    18.2 During the performance of Tenant's Work (pursuant to the Work Letter) and throughout the Term, Tenant shall, at Tenant's sole cost and expense, provide, maintain and keep in force:

         (a) Commercial general liability insurance for personal and bodily injury, including death and property damage, with respect to Tenant's use and occupancy of the Premises, and the business carried on by Tenant therein, with limits of not less than Two Million Dollars ($2,000,000.00) for any one accident or occurrence, with Landlord named as an additional insured and containing cross-liability and severability of interests clauses;

         (b) All risk insurance covering the full replacement cost of the Leasehold Improvements and Tenant's trade fixtures, furnishings, equipment, inventory, and stock-in-trade, with Landlord named as an additional insured to the extent of the Leasehold Improvements;

         (c) Insurance covering the Leasehold Improvements and Tenant's trade fixtures, furnishings, equipment, inventory, and stock-in-trade against loss or damage due to differences in conditions (including flood and earthquake), with Landlord named as an additional insured to the extent of the Leasehold Improvements;

         (d) Insurance for loss of income or insurable gross profits covering such perils set forth in subparagraph (b) in such amounts as Tenant prudently determines is commercially reasonable and sufficient, with Landlord named as an additional insured to the extent of interruption resulting from a loss resulting from damage or destruction of the Leasehold Improvements;

         (e) Insurance for loss of income or insurable gross profits covering such perils set forth in subparagraph (c) in such amounts as Tenant prudently determines is commercially reasonable and sufficient, with Landlord named as an additional insured to the extent of interruption resulting from a loss resulting from damage or destruction of the Leasehold Improvements;

         (f) Boiler and machinery insurance for any such components of the Leasehold Improvements or Alterations in such amounts as Tenant prudently elects to maintain; and

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    (g)  Any insurance which may be required pursuant to any local, state or federal government law, statute or regulation (including, without limitation, workers' compensation insurance).

Notwithstanding the foregoing, Tenant shall only be required to obtain insurance coverage for earthquake or other differences in condition (as required pursuant to subparagraphs (c) and (e), above) if Landlord has elected to maintain, and only so long as Landlord maintains, the insurance coverage for earthquake or other differences in condition pursuant to
Article 18.1(e); furthermore, Tenant may elect to self-insure the coverage required pursuant to subparagraphs (c), (d), (e), and (f) above, however, Tenant's election to self-insure such coverage shall not impair the waivers of subrogation and recovery set forth in Article 18.4, below.
Notwithstanding the above, Landlord may reasonably and prudently increase the liability limits set forth in subparagraph (a), herein, provided that such increased liability limits are generally available at a commercially reasonable price in the area in which the Building is located, and are generally required to be maintained by tenants of similar buildings in the area in which the Building is located.

    18.3 Each party shall provide the other, on or before the Commencement Date and throughout the Term with copies of such policies, certificates or other proof necessary to verify that the required insurance coverage has been obtained, is in full force and effect and that the premiums have been paid thereon. All policies of the insuring party shall contain an undertaking by the insurer to notify the non-insuring party (and any mortgagees or ground lessors, if Landlord so designates and provides the addresses of such mortgagees or ground lessors to Tenant) in writing not less than thirty (30) days prior to any material change, reduction, cancellation or other termination of coverage required hereunder. Replacement policies or certificates shall be furnished by the insuring party to the non-insuring party not less than thirty (30) days prior to the expiration of any such policy or policies. The non-insuring party's failure to request evidence of coverage shall not constitute a waiver of any of such party's rights hereunder or the obligation of the insuring party to so insure.

    18.4 Insurance provided and maintained by either party pursuant to
Article 18.1, subparagraphs (b), (c), (d) and (e), and Article 18.2, subparagraphs (b), (c), (d), (e) and (f) shall include a clause or endorsement whereby the insurer waives its right of subrogation against the other party; and Landlord and Tenant each waive any rights of recovery against the other for injury or loss due to hazards required to be covered by insurance which is required to contain such a waiver of subrogation, to the extent of the injury or loss required to be covered thereby.

    18.5 Landlord shall provide Tenant with a copy of the applicable invoice or bill from the insurance carrier, together with any invoice presented to Tenant for payment of the Insurance Costs (or if coverage is provided on a blanket form, with a reasonably detailed calculation of the Insurance Costs applicable to the Premises). Subject to Article 3.5, Insurance Costs applicable to any policy period shall be payable by Tenant to Landlord as Additional Rent the later of:

         (a) Thirty (30) days after presentation of the applicable invoice or bill (or if coverage is provided on a blanket form, with a reasonably detailed calculation of the Insurance Costs applicable to the Premises), together with Landlord's invoice to Tenant for same; or

         (b) Ten (10) business days before Landlord is required to pay such Insurance Costs to the insurer (or if the Termination Date occurs during the policy period, ten [10] business days prior to the Termination Date).

ARTICLE 19 - INDEMNIFICATION

    19.1 Subject to the waivers of subrogation and liability set forth in
Article 18.4, and the indemnities set forth in Article 15, Tenant shall indemnify and hold Landlord harmless from and against any and all liability, loss, claims, demands, damages or expenses, including attorneys' fees, whether for personal injury, theft, property damage or otherwise, due to or arising from:

         (a) Any accident, act or omission (whether or not related to Tenant's use of the Premises or conduct of business therein) occurring in, or originating or emanating from the Premises during the Term, except as may be caused by the negligence or willful misconduct, or breach or non-performance described in Article 19.2, subparagraph (a) or (b), or by any other act or omission of Landlord, its servants, employees, agents, contractors, invitees, concessionaires or licensees, or those over whom Landlord is legally obligated, but has negligently failed, to exercise control;

         (b) The negligence or willful misconduct of Tenant, its servants, employees, agents, contractors, invitees, concessionaires or licensees, or those over whom Tenant is legally obligated, but
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         (c)  Tenant's breach or non-performance of any provision of this
              Lease.

If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from the Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

    19.2 Subject to the waivers of subrogation and liability set forth in
Article 18.4, and the indemnities set forth in Article 15, Landlord shall indemnify and hold Tenant harmless from and against any and all liability, loss, claims, demands, damages or expenses, including attorneys' fees, whether for personal injury, theft, property damage or otherwise, due to or arising from:

    (a) The negligence or willful misconduct of Landlord, its servants, employees, agents, contractors, invitees, concessionaires or licensees, or those over whom Landlord is legally obligated, but has negligently failed, to exercise control; or

    (b)  Landlord's breach or non-performance of any provision of this Lease.

If any action or proceeding is brought against Tenant by reason of any such claim, then Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.

ARTICLE 20 - DAMAGE OR DESTRUCTION

    20.1 If any portion of the Premises reasonably necessary for either Tenant's access to or from the Premises, or Tenant's use or occupancy of the Premises, is damaged or destroyed by any cause, then Tenant shall promptly notify Landlord of the same, and Landlord and Tenant shall proceed as follows:

         (a) Within thirty (30) days after the event of damage or destruction, Landlord shall assess the damage, estimate the cost of repairs, and promptly thereafter notify Tenant of the same (however, if more than thirty [30] days are reasonably required to perform the foregoing, then Landlord shall not be in default hereunder if Landlord commences such assessment, estimation and determination within said thirty [30] day period, diligently prosecutes the same to completion, and promptly thereafter notifies Tenant of the same).

         (b) If this Lease is not terminated in accordance with Article 38, this Lease shall remain in full force and effect (subject to Article 22), and Landlord shall diligently proceed with the repair or restoration of such damage or destruction and diligently prosecute the same to completion at Landlord's sole cost and expense, subject to the provisions of this Article 20 and Article 38. Notwithstanding the foregoing, Landlord may elect to have Tenant perform any repairs or restoration at Tenant's sole cost and expense, subject to the provisions of this
              Article 20 and Article 38, where the cost thereof is not reasonably expected to exceed Ten Thousand Dollars ($10,000.00), provided that Landlord assigns to Tenant any insurance proceeds receivable by Landlord for the same or, if applicable, pays to Tenant any contribution required to be made by Landlord pursuant to Article 38; however, if the cost thereof exceeds Ten Thousand Dollars ($10,000.00), then Landlord shall pay all excess costs (subject to recovery of the same from insurance proceeds and any contribution required to be made by Tenant pursuant to
              Article 38).

         (c) If this Lease is not terminated in accordance with Article 38, the repairs and restoration required to be performed by Landlord or Tenant pursuant to subparagraph (b) of this Article 20.1 shall restore the Premises to substantially the same condition as prior to the occurrence of such damage or destruction, shall be made in accordance with plans and specifications approved by Landlord, Tenant and governing agencies, and shall be performed in a good and workmanlike manner in compliance with all applicable laws.

         (d) If the Leasehold Improvements are damaged or destroyed, this Lease is not terminated in accordance with Article 38, and the loss is covered (or required to be covered or self-insured) by the insurance required to be maintained by Tenant pursuant to
              Article 18.2, subparagraphs (b), (c) or (f), then Tenant shall assign to Landlord its right to receive the benefits under such insurance for the repair and restoration of the Leasehold Improvements (if any) and, upon Landlord's demand, deposit with Landlord the cost of repairs or restoration of the Leasehold Improvements to the extent not covered by any such insurance, or
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         (e)  If any portion of the Premises other than the Leasehold
              Improvements is damaged or destroyed, this Lease is not terminated in accordance with Article 38, and the loss is covered (or required to be covered) under the insurance required to be maintained by Landlord pursuant to Article 18.1, subparagraphs
              (b), (d) or (e), then Tenant shall, upon Landlord's demand, deposit with Landlord the lesser of:

              (i) The cost of repairs or restoration of such portion of the Premises, or

              (ii) The deductible under any such policy covering the occurrence of damage or destruction to the Leasehold Improvements, not to exceed the greater of:

                   (A) The deductible maintained by Tenant on Tenant's policy obtained pursuant to Article 18.2(b) (regardless of whether the loss is actually covered by Tenant's policy obtained pursuant to Article 18.2[b]), or

                   (B) Ten Thousand Dollars ($10,000.00);

              and, any amounts in excess of the amount Tenant is required to contribute in accordance with this subparagraph (e) which are not covered by insurance maintained by either Landlord or Tenant shall be deemed an "Uninsured Loss" and the payment by Landlord and Tenant of such amounts shall be subject to the provisions of
              Article 38.

         (f) If this Lease is not terminated in accordance with Article 38, and the loss is covered under the insurance maintained by Landlord pursuant to Article 18.1, subparagraph (e), then any deductible on such policy shall be deemed an "Uninsured Loss" and the payment by Landlord and Tenant of such amount shall be subject to the provisions of Article 38.

         (g) If this Lease is not terminated in accordance with Article 38, and the loss is uninsured (and was not required to be insured or self-insured by either Landlord or Tenant), then the cost of the repairs and restoration of the Premises not otherwise covered by any policy of insurance maintained by either Landlord or Tenant shall be deemed an "Uninsured Loss" and the payment by Landlord and Tenant of such amount shall be subject to the provisions of
              Article 38.

    20.2 If Tenant elects to terminate this Lease pursuant to Articles 22 or 38, then Tenant shall assign to Landlord any applicable insurance proceeds receivable by Tenant, not to exceed the lesser of:

         (a) The cost of repairing the damage or destruction to the Leasehold Improvements;

         (b) The unamortized cost of the Leasehold Improvements on the effective date of termination (assuming the cost of the Leasehold Improvements in the Premises at the inception of the Lease was amortized over the Initial Term, with interest at the rate set forth in Article 35.11, in equal monthly installments). The cost of the Leasehold Improvements for purposes of this subparagraph shall consist of the cost of the Tenant's Work, plus the full replacement cost as of the Commencement Date of any Leasehold Improvements existing in the Premises prior to Tenant's Work which Tenant elects not to remove in the course of performing Tenant's Work, less any costs which Tenant incurs to repair or refurbish such existing Leasehold Improvements; or

         (c)  The full replacement cost of the Leasehold Improvements.

    20.3 Tenant hereby waives the application of California Civil Code sections 1932(2) and 1933(4), to the extent contrary to the provisions of Articles 20 and 22 of this Lease.

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ARTICLE 21 - EMINENT DOMAIN

    21.1 If all or any portion of the Premises is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold in lieu of such taking (a "Taking"), then:

         (a) If such Taking substantially adversely affects Tenant's access to or from, or use and occupancy of the Premises, then Tenant may, by notice to Landlord, terminate this Lease effective on the earlier of the date of delivery of possession, or sale of the Premises (or portion thereof) to said authority; however, if this Lease is not so terminated, then Landlord shall (at Landlord's initial cost and expense) restore the remaining Premises to substantially the same condition that the remaining Premises were in prior to such Taking, and Tenant's Basic Monthly Rent, Property Taxes and Insurance Costs shall be abated to the extent provided in Article 22.

         (b) If such Taking does not substantially adversely affect Tenant's access to or from, or use and occupancy of the Premises, then Tenant may not terminate this Lease (which shall remain in full force and effect) and Landlord shall (at Landlord's initial cost and expense) restore the remaining Premises to substantially the same condition that the remaining Premises were in prior to such Taking, and Tenant's Basic Monthly Rent, Property Taxes and Insurance Costs shall be abated to the extent provided in
              Article 22.

    21.2 Tenant shall not assert any claim for the Taking of any interest in this Lease or the Premises and Landlord shall be entitled to receive the entire amount of any award without deduction or offset for any estate or interest of Tenant; however, Tenant shall be entitled to receive out of such award the value of Tenant's unexpired leasehold interest under this Lease to the extent that, at the time of such Taking, the present value of the fair market rental value of the Premises for the remainder of the Term exceeds the present value of Tenant's obligations to Landlord under this Lease for the remainder of the Term. In connection with the foregoing, Tenant shall be bound by any determination of fair market rental value of the Premises which forms the basis for the award to Landlord for Landlord's interest in the Premises; and, with respect to any action for inverse condemnation, Landlord shall notify Tenant of Landlord's prosecution of the same and Tenant shall either then join in such inverse condemnation action or be precluded from participating in any award to Landlord resulting from such action.

    21.3 Nothing in this Article 21 shall be deemed to restrict Tenant from making any claim against the condemning agency for the unamortized costs of any Tenant's Work or Alterations made by Tenant, Tenant's relocation expenses, and, damages to Tenant's personal property, trade fixtures and goodwill; however, any such award to Tenant pursuant to this Article 21.3 shall not serve to reduce Landlord's award pursuant to Article 21.2.

    21.4 Tenant hereby waives the application of California Code of Civil Procedure section 1265.130 (or any similar law now or hereafter in effect) to the extent contrary to the provisions of this Article 21.

ARTICLE 22 - INTERRUPTION OF USE

    22.1 If either Tenant's access to or from, or use and occupancy of, the Premises is substantially adversely affected as a result of either:

         (a) An event of damage or destruction as described in Article 20 (excepting only damage or destruction caused by the gross negligence or willful misconduct of Tenant),

         (b)  A Taking (as defined in Article 21),

         (c)  Remediation of Hazardous Materials required pursuant to
              Article 15.3, or

         (d) Any act or omission of Landlord, its servants, employees, agents, contractors, invitees, concessionaires or licensees, or those over whom Landlord is legally obligated, but has negligently failed, to exercise control;

then, such event shall constitute an "Interruption" hereunder.

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    22.2 If an Interruption occurs and continues for a period of at least five
(5) consecutive business days (the "Waiting Period"), then Tenant's Basic Monthly Rent, Property Taxes and Insurance Costs shall be abated from the sixth
(6th) business day until use of the Premises is no longer so substantially and adversely affected and reasonable access to and from the Premises exists (the "Interruption Period"), provided, however, that:

         (a) With respect to an Interruption of Tenant's access to or from, or use and occupancy of, the Building, Basic Monthly Rent, Property Taxes and Insurance Costs shall only be abated for such time during the Interruption Period that Tenant is prevented from using (and does not actually use) the Building (or a portion thereof) as a result of the Interruption, in the proportion that the area of the portion of the Building that Tenant is prevented from using (and does not actually use) bears to the total rentable area of the Building; however, if any remaining portion of the Building is not sufficient to allow Tenant to effectively conduct Tenant's business therein (and Tenant does not actually conduct business from such remaining portion) then Tenant's Basic Monthly Rent, Property Taxes and Insurance Costs for such remaining unusable portion of the Building shall be likewise abated.

         (b) With respect to an Interruption of Tenant's access to or from, or use and occupancy of, those portions of the Premises not constituting the Building, Basic Monthly Rent, Property Taxes and Insurance Costs shall only be abated to the extent of the reasonable rental value of that portion of the Premises (excepting the Building) subject to the Interruption, considering the use to which such portion of the Premises was put prior to the Interruption, plus such other reasonable direct out-of-pocket costs that Tenant incurs to continue reasonable access to or from, or use or occupancy of the Building, such abatement not to exceed the Basic Monthly Rent, Property Taxes and Insurance Costs that would have been payable hereunder by Tenant; provided, however, that if such Interruption substantially adversely affects Tenant's access to or from, or use or occupancy of, the Building, then subparagraph (a) of this Article 22.2 shall additionally apply (the total abatement under this subparagraph (a) and this subparagraph to not exceed to exceed the Basic Monthly Rent, Property Taxes and Insurance Costs that would have been payable hereunder by Tenant). For example, if an Interruption occurs that prevents Tenant's access to or from the surface parking areas, but does not prevent Tenant's reasonable access to or from, or use or occupancy of the Building, and Tenant obtains substitute parking off-site and provides employees with a shuttle service during such Interruption, then Tenant shall be entitled to abatement of Basic Monthly Rent, Property Taxes and Insurance Costs to the extent of the reasonable rental value of the parking area that is a portion of the Premises, plus the costs of obtaining the substitute parking to the extent that such costs exceed the reasonable rental value of the parking area that is a portion of the Premises, plus the reasonable costs of operating the shuttle service, all of which shall not exceed the Basic Monthly Rent, Property Taxes and Insurance Costs for the Premises during such period of Interruption.

         (c) If the Interruption Period occurs during the period in which Basic Monthly Rent is excused pursuant to Article 3.6
              ("Overlap Period"), then Tenant shall be entitled to an additional rent credit (applicable to the rent next due and payable) equal to the Basic Monthly Rent that would have been abated during the Overlap Period but was not abated because the Basic Monthly Rent that would have been payable during the Overlap Period was excused.

         (d) No abatement of Total Monthly Rent, Property Taxes or Insurance Costs hereunder shall be afforded Tenant to the extent that Tenant's reoccupancy is delayed as a result of Tenant's negligence, willful misconduct or breach of this Lease.

         (e) No abatement of Total Monthly Rent shall be afforded Tenant hereunder for any period in which there is damage solely to the Leasehold Improvements.

         (f) Landlord's obligations hereunder shall not be limited to the proceeds of Landlord's insurance or by any election by Landlord to self-insure or not insure any loss; however, nothing contained herein shall be deemed to obligate Landlord to provide abatement of rent during the Waiting Period.

    22.3 Landlord shall notify Tenant of Landlord's reasonable estimate of the Interruption Period (the "Interruption Period Estimate") as soon as reasonably practicable or as otherwise required under this Lease, and will promptly advise Tenant of any revisions in the Interruption Period Estimate.

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    22.4 If the Interruption Period Estimate exceeds one hundred fifty (150)
days, then Tenant may, within thirty (30) days after receipt of Landlord's estimate, elect to terminate the Lease upon not less than thirty (30) nor more than ninety (90) days' prior written notice (the "First Termination Notice Period"). Notwithstanding the foregoing, this Lease shall not be terminated if Landlord notifies Tenant within ten (10) days after receipt of Tenant's notice of termination that Landlord will be taking such additional action within the First Termination Notice Period which will result in the restoration of Tenant's reasonable access to and from, and use of the Premises within said one hundred fifty (150) day period (in which case the Interruption Period Estimate shall be revised to be no greater than one hundred fifty [150] days). Notwithstanding the foregoing, the one hundred fifty (150) day period set forth in this Article 22.4 shall be extended to the extent that the restoration of the Premises or Tenant's reoccupancy is delayed as a result of Tenant's negligence, willful misconduct or breach of this Lease. If
Tenant fails to exercise Tenant's right to terminate this Lease provided in this Article 22.4, then Tenant shall be deemed to have accepted the Interruption Period Estimate, subject to Tenant's rights pursuant to
Article 22.5.

    22.5 If, despite Landlord's reasonable estimate and diligent efforts, Landlord is unable to restore Tenant's reasonable access to and from, and use of the Premises within the greater of the Interruption Period Estimate or one hundred fifty (150) days, then Tenant may elect to terminate the Lease upon not less than thirty (30) nor more than ninety (90) days' prior written notice (the "Second Termination Notice Period"). Notwithstanding the foregoing, this Lease shall not be terminated if Landlord notifies Tenant within ten (10) days after receipt of Tenant's notice of termination that Landlord will be taking such additional action within the Second Termination Notice Period to restore Tenant's reasonable access to and from, and use of the Premises within the Second Termination Notice Period, and Landlord thereafter actually restores Tenant's reasonable access to and from, and use of the Premises within the Second Termination Notice Period.
Notwithstanding the foregoing, the periods set forth in this Article 22.5 shall be extended to the extent that the restoration of the Premises or Tenant's reoccupancy is delayed as a result of Tenant's negligence, willful misconduct or breach of this Lease.

ARTICLE 23 - SUBORDINATION

    23.1 Subject to Articles 23.3 and 23.4, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, this Lease shall at all times be subject and subordinate to any liens of any mortgages or deeds of trust, or ground or underlying leases which now exist or may hereafter be executed or placed effecting the Premises, or upon Landlord's interest or estate therein. If any ground lease or underlying lease is terminated for any reason, or any mortgage, deed of trust or lien is foreclosed, or the Premises is conveyed in lieu of foreclosure, then Tenant shall attorn to and become the tenant of Landlord's successor in interest and Tenant's right to possession of the Premises shall not be disturbed, provided Tenant is not in default and continues to perform and observe all of the terms, conditions and covenants of this Lease.

    23.2 Subject to Articles 23.3 and 23.4, Tenant shall execute and deliver any instrument which may be reasonably requested by any such ground lessor, lender, mortgagee, lienholder or encumbrancer evidencing such subordination, and the failure or refusal to do so within ten (10) days after receipt of Landlord's written request shall constitute a default of this Lease.

    23.3 Notwithstanding any provisions of this Lease to the contrary, Landlord shall provide Tenant with commercially reasonable nondisturbance agreements in favor of Tenant from any ground lessors, mortgage holders or lien holders (each, a "Superior Mortgagee") in existence as of the execution of this Lease, in a form reasonably acceptable to Tenant. Said nondisturbance agreements shall be in recordable form and may be recorded at Tenant's election and expense. In the event Landlord fails to provide such commercially reasonable nondisturbance agreements on or before September 1, 1995, then Tenant shall have the right to terminate this Lease upon thirty
(30) days' prior written notice to Landlord. If Landlord provides Tenant with the applicable nondisturbance agreements within said thirty (30) day period, then this Lease shall not be terminated and shall continue in full force and effect.

    23.4 Notwithstanding any provisions of this Lease to the contrary, Landlord agrees to provide Tenant with a commercially reasonable nondisturbance agreement (providing that Tenant's right to possession of the Premises shall not be disturbed if Tenant is not in default and continues to perform and observe all of the terms, conditions and covenants of this Lease) in favor of Tenant from any Superior Mortgagee(s) of Landlord who come into existence after execution of this Lease and prior to the expiration of the Term of the Lease in consideration of, and as a condition precedent to, Tenant's agreement to be bound by the remaining provisions of this Article 23.

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ARTICLE 24 - OFFSET STATEMENT

    24.1 Tenant shall, within fifteen (15) business days after receipt of Landlord's written request, execute, acknowledge and deliver to Landlord a statement in writing setting forth Tenant's certification of the following: that this Lease is unmodified (or, if modified, the nature of such modification); the extent to which rental or other charges have been prepaid; and that Landlord, to Tenant's knowledge, has not failed to cure any default of Landlord of this Lease (or specifying such uncured defaults, if any are claimed). Tenant acknowledges that such statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the Premises.

    24.2 Landlord shall, within fifteen (15) business days after receipt of Tenant's written request, execute, acknowledge and deliver to Tenant a statement in writing setting forth Landlord's certification of the following: that this Lease is unmodified (or, if modified, the nature of such modification); the extent to which rental or other charges have been prepaid; and that Tenant, to Landlord's knowledge, has not failed to cure any default of Tenant of this Lease (or specifying such uncured defaults, if any are claimed). Landlord acknowledges that such statement may be relied upon by a prospective Tenant's Affiliate (defined in Article 26.5, below), lender or purchaser of Tenant.

ARTICLE 25 [INTENTIONALLY OMITTED]

ARTICLE 26 - ASSIGNMENT AND SUBLETTING

    26.1 Tenant shall not Assign this Lease without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. "Assign" or "Assignment" is defined to include: an assignment of the Lease; a sublease of all or any part of the Premises; any permitted occupancy or conduct of business in any or all of the Premises by anyone other than Tenant; Tenant's pledging, sale, transfer, hypothecation or encumbrance of the Lease; Tenant's change in business status or organization; Tenant's dissolution, merger, consolidation or other reorganization; Tenant's sale or other transfer of a controlling interest in Tenant; and, the sale of fifty-one percent (51%) or more of the assets of Tenant. "Assignee" is defined to include: an assignee, subtenant, or any other person or entity which may claim a right to possession of the Premises by or through Tenant.

    26.2 Tenant shall give Landlord thirty (30) days' prior written notice of any proposed Assignment, including the proposed Assignee's name and address, the proposed terms, the proposed use, the proposed Assignee's financial statements, bank and credit references, and such additional information as Landlord may reasonably require.

    26.3 Landlord shall, within such thirty (30) day period following receipt of Tenant's notice pursuant to Article 26.2, notify Tenant that Landlord either grants or denies its consent for Tenant to proceed to Assign on the terms and conditions contained in Tenant's notice. If Landlord fails to timely deny consent within such thirty (30) day period, then Landlord shall be deemed to have approved the proposed Assignment on the terms and conditions of the Assignment contained in Tenant's notice, but only to the extent that the terms and conditions do not conflict with the express terms and conditions of this Lease (other than Article 26.1).

    26.4 Tenant or any subsequent assignor or sublessor shall not be released from any liability under this Lease as the result of any Assignment. Tenant shall cause each Assignee to execute an agreement with Landlord upon a form furnished by Landlord binding Assignee to all the non-monetary terms of this Lease (excepting rights to extend this Lease or expand the Premises, unless so granted by Tenant), and as security for Tenant's obligations under this Lease, Tenant assigns to Landlord the right to collect all rent resulting from any Assignment in the event of Tenant's default and apply such rent to the satisfaction of Tenant's obligations under this Lease. Tenant shall pay a reasonable processing fee to Landlord for each Assignment, not to exceed Five Hundred Dollars ($500.00).

    26.5 Notwithstanding the foregoing, Landlord's prior written consent shall not be required for any of the following:

         (a)  An Assignment to "Tenant's Affiliate", defined as:

              (i) A corporation or other entity into or with which Tenant is merged or consolidated or resulting from such merger or consolidation, or any corporation or other entity which controls or is controlled by the Tenant or is under common control or affiliated with the Tenant, or

              (ii) Any other entity acquiring substantially all of Tenant's assets (or substituting similar assets) together with this Lease, and which continues to occupy the Premises carrying on substantially the same or a similar business;

         (b)  An Assignment to Dataproducts Corporation;



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         (c)  An Assignment for up to twenty thousand rentable square feet
              (20,000 RSF) of the Building; or

         (d) A transfer of a controlling interest in Tenant which results from a public offering;

         (e) A transfer of a controlling interest in Tenant, Tenant's change in business status or organization, or Tenant's dissolution or reorganization after which Tenant or the assignee continues to occupy the Premises carrying on substantially the same or a similar business.

However, Tenant shall comply with the provisions of Article 26.2 with regards to notifying Landlord of the identity of the Assignee and providing Landlord with the required financial information regarding the same, except that with respect to a merger or consolidation, such compliance may be effected promptly after such merger or consolidation.

ARTICLE 27 [INTENTIONALLY OMITTED]

ARTICLE 28 - FINANCIAL STATEMENTS

    28.1 If either Tenant is in default of this Lease, a Credit Risk exists, or Landlord is proposing to convey, finance or refinance Landlord's interest in the Premises, then Landlord shall have the right to require Tenant to furnish Landlord with Tenant's most recent annual financial statements prepared by a Certified Public Accountant according to generally recognized accounting principles, and Tenant's most recent unaudited quarterly financial statement showing Tenant's financial condition as of a date not more than ninety (90) days prior to submission to Landlord.

ARTICLE 29 - HOLDING OVER

    29.1 Tenant shall not hold over after the expiration of the Term or earlier termination of this Lease without the prior written consent of Landlord (which shall not be subject to Article 35.1). Tenant agrees that Tenant's failure to surrender possession of the Premises at the end of the Term can and will cause actual damage to Landlord which is impracticable or extremely difficult to ascertain (including, without limitation, lost opportunities to lease the Premises, increase in the cost of improvements, lost rent and liability for Landlord's inability to deliver timely possession of the Premises to another tenant). Therefore, if Tenant holds over after the Term without the prior written consent of Landlord, then Tenant shall become a Tenant at sufferance only and shall continue to perform each and every term, condition and covenant of this Lease during any such period of holding over; except that, in lieu of damages to which Landlord may be entitled hereunder, Landlord may elect to have Tenant pay Landlord liquidated damages in an amount equal to one hundred fifty percent (150%) of the Total Monthly Rent payable by Tenant to Landlord in the last complete month of the Term, for each month or portion thereof which Tenant so holds over.

    29.2 If Landlord consents to Tenant's holding over after the expiration of the Term or earlier termination of this Lease, then the tenancy shall continue from month-to-month upon the same terms, conditions and covenants contained in this Lease.

    29.3 The foregoing provisions of this Article are in addition to any other rights of Landlord hereunder, or as otherwise provided by law, including, without limitation, the right to bring an action for unlawful detainer. Landlord's acceptance of rent after expiration or earlier termination of this Lease, or during any such period of holding over shall not be construed as a renewal or extension of this Lease.

ARTICLE 30 - DEFAULTS

    30.1 The occurrence of any one or more of the following events shall constitute a default of this Lease by Tenant:

         (a) Without waiving Landlord's right to a Late Charge, Tenant's failure to pay within ten (10) days after receipt of Landlord's notice any Basic Monthly Rent, Property Taxes, Insurance Costs, Additional Rent or any other payment due Landlord under this Lease; or

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         (b)  Tenant's failure to observe or perform any covenant or provision of this Lease that Tenant is required to so observe or perform, other than those specified in subparagraphs (a) and (b), above, within thirty (30) days after receipt of notice from Landlord reasonably specifying the nature of such failure; however, if more than thirty (30) days are reasonably required to so observe or perform, then Tenant shall not be in default so long as Tenant commences observance or performance within said thirty (30) day period and diligently prosecutes same to completion.

    30.2 Any notice of default Landlord is required to give Tenant hereunder and any notice Landlord may be required to give pursuant to California Code of Civil Procedure section 1161, et seq. (or any similar law now or hereafter in effect) may be satisfied by a single notice inclusive of the requirements of both this Article and statutory law.

    30.3 Landlord shall be in default of this Lease if Landlord fails to observe or perform any covenant or provision of this Lease that Landlord is required to so observe or perform within thirty (30) days after receipt of written notice from Tenant to Landlord reasonably specifying the nature of such failure; however, if more than thirty (30) days are reasonably required to so observe or perform, then Landlord shall not be in default so long as Landlord commences observance or performance within said thirty (30) day period and diligently prosecutes same to completion.

ARTICLE 31 - REMEDIES

    31.1 If Tenant is in default of this Lease, then Landlord may avail itself of any remedies under law, Landlord's election of any particular remedy to be at Landlord's sole discretion, without obligation under Article 35.1. Landlord may elect to avail itself of the remedy described in California Civil Code section 1951.4, in which case this Lease shall continue in full force and effect after Tenant's breach and abandonment. If Landlord does not elect to avail itself of the remedy described in California Civil Code section 1951.4 and Tenant either breaches this Lease and abandons the Premises before the end of the Term, or Tenant's right to possession is terminated by the Landlord because of a breach of this Lease, then this Lease shall terminate, and Landlord shall recover from Tenant the following:

         (a) The worth at the time of award of the unpaid rent which had been earned at time of termination;

         (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

         (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

         (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom (including, without limitation, any costs of obtaining mitigating rental income, such as excused rent, brokerage commissions, installation of tenant improvements, parking concessions, lease takeovers, cash payments, advertising, moving costs or any other cost or tenant concession related to the re-leasing of the Premises upon the default of Tenant).

The "worth at the time of award" of the amounts referred to in subparagraphs
(a) and (b), above, shall be computed by allowing interest at the rate specified in Article 35.11 of this Lease; and the "worth at the time of award" of the amounts referred to in subparagraph (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

    31.2 Tenant waives any equity of redemption and any right to relief from forfeiture as provided by California Code of Civil Procedure section 1179 (or any similar law now or hereafter in effect).

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ARTICLE 32 - ATTORNEYS' FEES

    32.1 If either Landlord or Tenant brings suit to interpret or enforce any provision of this Lease or any rights of either party hereto, then the prevailing party shall recover from the other party all costs and expenses, including reasonable attorneys' fees. Notwithstanding the provisions of California Civil Code section 1717, the term "prevailing party" as used herein shall include, without limitation, both a party as to whom a lawsuit is dismissed (with or without prejudice) without the written consent of that party and, if the lawsuit is one for declaratory relief, that party whose contentions are substantially upheld as to the interpretations of this Lease. Any attorneys' fees payable pursuant to this Article may be claimed either as court costs or in a separate suit.

ARTICLE 33 - WAIVER OF JURY TRIAL

    33.1 Landlord and Tenant each hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant, or Tenant against Landlord, as to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or the enforcement of any remedy under any law, statue, or regulation, emergency or otherwise, now or hereafter in effect. Notwithstanding the foregoing, Landlord and Tenant agree that this waiver shall not be effective where the legal effect of such waiver would be to invalidate in whole or in part, or to limit or impair in any manner any policy of insurance in force for the benefit of Landlord or Tenant or to limit or impair any rights, remedies or coverage afforded thereunder.

ARTICLE 34 - NOTICES

    34.1 After Tenant occupies the Premises for the conduct of business, notice shall be given to Tenant at the Premises. Prior to Tenant's occupying the Premises for the conduct of business, notice shall be given to Tenant at the following address:

         PANAVISION
         18618 Oxnard Street
         Tarzana, California  91356
         Attention:  Mr. Christopher Phillips, Controller

In all instances, additional notice by first class mail, only, shall be given to Tenant's counsel at:

         LOEB AND LOEB
         10100 Santa Monica Boulevard, Suite 2200
         Los Angeles, California  90067-4164
         Attention:  Mr. Gerald D. Kleinman


Notice shall be given to Landlord at the following address:

         TRIZEC WARNER INC.
         c/o Trizec Properties, Inc.
         15760 Ventura Boulevard, Suite 500
         Encino, California  91436-3095
         Attention:  Mr. Craig Cahow, Vice President Leasing

Either party may, by written notice to the other, specify a different address for notice purposes.

    34.2 In order to prevent disputes concerning the giving of notice, if any provision of this Lease (or addenda or amendments thereto) requires "notice" to be given, for either party to "notify" the other, or otherwise refers to "notification", then such notice shall be made in writing and be given by either personal delivery, certified mail or a nationally recognized overnight courier service, in each case delivery to be evidenced by a signed receipt therefor. Notice may also be given by facsimile transmission, provided the party to whom the transmission is addressed acknowledges actual, legible receipt by executing a copy of the transmission (or a receipt for same) and returning a copy of same to the sender, by facsimile transmission or otherwise. Notices shall be deemed effective at the time of delivery, as confirmed by said signed receipts. If either party fails or refuses to accept delivery by certified mail or overnight courier service, or refuses to execute a receipt evidencing delivery, then notice may be given by first-class mail and shall be deemed effective two (2) business days after mailing.

    34.3 The foregoing methods of giving notice shall not apply to any bills, invoices, rent statements or statement of any other charges or sums due from Tenant to Landlord, or any notice required or permitted to be given pursuant to any law or statute which requires a different method of service.



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ARTICLE 35 - GENERAL PROVISIONS

    35.1 REASONABLENESS. Except as may be otherwise specifically provided in this Lease and all attachments and exhibits hereto (including, without limitation, the Work Letter), wheresoever and whenever Landlord's or Tenant's discretion, consent or approval is required under this Lease and all attachments and exhibits hereto (including, without limitation, the Work Letter), Landlord and Tenant agree that such discretion will be reasonably exercised and that such consent or approval will not be unreasonably withheld or delayed.

    35.2 [Intentionally Omitted]

    35.3 CONFLICT OF LAWS. This Lease shall be governed by and construed under the laws of the State of California.

    35.4 VENUE. Any lawsuit brought by either party against the other shall be filed in a court of competent jurisdiction in the County of Los Angeles.

    35.5 IDENTIFICATION OF TENANT. The term "Tenant" as used in this Lease shall mean and include each person or entity that executes this Lease as Tenant, who shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant.
Notice from or to any single person or entity executing this Lease as Tenant shall be deemed to be effective notice from or to each and every person or entity executing this Lease as Tenant, with the same force or effect as if each such person or entity had so given or received such notice. Any act or signature by any single person or entity executing this Lease as Tenant concerning this tenancy or Lease (including, without limitation, any renewal, extension, expiration, termination or modification of this Lease) shall be binding upon each person or entity executing this Lease as Tenant with the same force and effect as if each person or entity had so acted or signed.
Any refund to any single person or entity executing this Lease as Tenant shall be deemed to be a refund to each person or entity executing this Lease as Tenant, as if each such refund had been collectively made to all such persons or entities.

    35.6 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, each covenant, condition and provision of this Lease shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and permissible assigns.

    35.7 RELINQUISHMENT OF POSSESSION. The voluntary or involuntary relinquishment of possession of the Premises by Tenant to Landlord, or a mutual cancellation of this Lease by both Tenant and Landlord, shall at the option of Landlord operate as an assignment to Landlord of any or all subleases or subtenancies and no merger shall be effected.

    35.8 PERFORMANCE BY TENANT AND LANDLORD. If Tenant is in default of this Lease pursuant to Article 30.1(b) and Tenant fails to cure such default within ten (10) days after Tenant's receipt of notice from Landlord setting forth Landlord's intention to cure such default on Tenant's behalf, then Landlord may, without waiving or releasing Tenant from any obligation, cure such default and all costs incurred by Landlord, together with interest thereon at the rate specified in Article 35.11 of this Lease from the date of such payment by Landlord, shall be payable by Tenant to Landlord. If Landlord is in default of this Lease pursuant to Article 30.3 and Landlord fails to cure such default within ten (10) days after Landlord's receipt of notice from Tenant setting forth Tenant's intention to cure such default on Landlord's behalf, then Tenant may, without waiving or releasing Landlord from any obligation, cure such default and all costs incurred by Tenant, together with interest thereon at the rate specified in Article 35.11 of this Lease from the date of such payment by Tenant, shall be payable by Landlord to Tenant.

    35.9 DEFINITION OF LANDLORD. The term "Landlord" as used in this Lease shall be limited to mean and include only the owner at the time in question of the fee or leasehold interest under a ground lease of the Land. If Landlord transfers, assigns or otherwise conveys any such title or leasehold and if the transferee assumes Landlord's liability under this Lease in writing, Landlord shall be automatically freed and relieved of all liability with respect to the performance of any covenants or obligations in this Lease to be performed from and after the date of such transfer, assignment or conveyance, except as may be provided in Article 7.3. Landlord will notify Tenant of such transfer and will, upon receipt of Tenant's written request, provide Tenant with a copy of any such written assumption of this Lease by such transferee. Notwithstanding the foregoing, Landlord shall not be relieved of liability for the performance of Landlord's Work until Landlord's Work has been completed and possession of the Premises has been tendered to Tenant for the performance of Tenant's Work.

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    35.10 WAIVER.  The waiver by either party of any breach of any term, covenant or condition of this Lease shall neither be deemed a waiver of any concurrent or subsequent breach of the same or any other term, covenant or condition of this Lease, nor shall any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect the right of either party to require strict performance by the other party. The acceptance of rent or any sum hereunder by either party shall not be deemed to be a waiver of any breach by the other party of any term, covenant or condition of this Lease other than the failure of such other party to pay such rent or sum, regardless of the party's knowledge of such breach at the time of acceptance.

    35.11 INTEREST. Wheresoever required in this Lease, and in lieu of the legal rate to be used in the computation of any interest owed either party in any judgment or award of the court, interest shall be charged at a rate equal to the higher of:

         (a)  Ten percent (10%) per annum; or

         (b) Five percent (5%) per annum, plus the rate established by the Federal Reserve Bank of San Francisco on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act (as now in effect, or hereafter from time to time amended or, if there is no such single terminable rate of advances, the closest counterpart of such rate as shall be designated by the Superintendent of Banks of the State of California, unless some other person or agency is delegated such authority by the legislature) which is prevailing on the twenty-fifth (25th) day of the month preceding the "Accrual Date".

The "Accrual Date" shall be defined as follows: for purposes of Article 30, as the initial date of default; and for all other purposes, the date of execution of this Lease. Tenant hereby agrees that the use of such interest rate herein shall not be deemed to be interest upon a loan or forbearance of money, for goods or things in action for use primarily for personal, family or household purposes within the meaning of the California Constitution, Article 15, section 1.

    35.12 TERMS, HEADINGS AND PRINT. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The article headings are not a part of this Lease, and such headings and any use of boldface, italics or underlining are for convenience only, and shall have no effect upon the construction or interpretation of this Lease.

    35.13 TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

    35.14 ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement or understanding, oral or written, expressed or implied, pertaining to any such matter shall be effective for any purpose.
No provision of this Lease may be amended or added to except by an agreement in writing executed by both Landlord and Tenant or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations concerning the subject matter of this Lease, or collateral thereto, are deemed superseded by the execution of this Lease to the extent they are not incorporated herein and that this agreement shall be deemed to be integrated.

    35.15 SEVERABILITY. Any provision of this Lease which proves to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof, and such other provisions shall remain in full force and effect.

    35.16 RECORDING. Tenant shall not record this Lease without the written consent of Landlord, but may record a short form memorandum thereof mutually acceptable to Landlord and Tenant. The obligations of Tenant are subject to and contingent upon the issuance to Tenant on or before the Commencement Date, from a title company reasonably acceptable to Landlord and Tenant, a leasehold policy of title insurance insuring title to the leasehold estate of Tenant under this Lease vested in Tenant and subject only to the exceptions (A), (D), (1), (2), (4), (5), (6), (8), (9), (10), (12), and (13)
set forth in that certain preliminary report issued by Continental Lawyers Title Company dated May 15, 1995, order number 5094319-67.

    35.17 PLATS, RIDERS AND CLAUSES. Any addenda, clauses, plats, riders and provisions executed by both Landlord and Tenant which are inserted in, endorsed on or affixed to this Lease are a part hereof.

    35.18 [Deleted].

    35.19 QUIET POSSESSION. Except as otherwise provided in this Lease, Tenant, upon paying the rents reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, shall have quiet possession of the Premises for the entire Term.

    35.20 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive and, wherever possible, each remedy shall be cumulative
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    35.21  EXAMINATION AND DELIVERY OF LEASE.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, or option to Lease and is not effective as a Lease or otherwise, or a binding legal instrument until execution and delivery by all parties. Prior to such execution and delivery, this Lease shall neither be legally binding nor effective.

    35.22 CONFIDENTIALITY. Each party agrees to keep the terms of this Lease confidential and shall not disclose same to any other person not a party hereto without the prior written consent of the other party; however, either party may disclose the terms hereof to such party's accountants, attorneys, managing employees, and others in privity with such party to the extent reasonably necessary for such party's business purposes. Each party agrees that a breach of this Article by such party will cause irreparable injury to the other party and such other party shall be entitled, together with all other remedies in law or equity available to such party, to injunctive relief to restrain such breach.

    35.23 AGREED FIGURES. All figures set forth in this Lease represent negotiated sums and percentages and are conclusive as between Landlord and Tenant.

    35.24 JOINT PREPARATION. This Lease shall be deemed to have been prepared jointly by Tenant and Landlord after arms' length negotiations between sophisticated parties represented by competent legal counsel and other representatives, and any uncertainty or ambiguity contained in this Lease, if any, shall not be interpreted or construed against either party, but shall be interpreted and construed according to its fair meaning applying the applicable rules of interpretation and construction of contracts.

    35.25 MEASUREMENT OF PREMISES. Landlord has had the Building measured by Landlord's architect using methods consistent with the American National Standard Institute Publication ANSI 265.1 -1980 ("BOMA"), and the rentable area set forth in Article 1.1(d) reflects the results of such measurement. Tenant may, once only at or about the execution of the Lease or the Commencement Date, have the Building remeasured at Tenant's sole cost and expense by a licensed architect using methods consistent with BOMA. If Tenant's measurement of the Building differs from Landlord's measurement of the Building by more than three percent (3%), and Landlord's and Tenant's respective architects cannot resolve such difference within thirty (30) days after submission of Tenant's measurement to Landlord, then each such architect shall, within fifteen (15) days after the end of such thirty (30) day period, jointly appoint a third architect not affiliated with either Tenant or Landlord, and the decision of any two (2) of the three (3) architects shall be binding upon both Landlord and Tenant. If Landlord's and Tenant's respective architects cannot agree on the appointment of a single third architect within such fifteen (15) day period, then the identity of the third architect shall be determined by prompt application to the American Arbitration Association. Upon determination of the rentable area of the Building in accordance herewith, the Basic Monthly Rent shall be increased or decreased accordingly. Notwithstanding the foregoing, the Basic Monthly Rent prior to the end of the sixtieth (60th) month is agreed to be based upon a measurement of one hundred thirty thousand rentable square feet (130,000 RSF) and, regardless of any differences in measurement, shall not be subject to adjustment.

ARTICLE 36 - IMPROVEMENTS TO THE PREMISES

    36.1 Except for the Landlord's Work to be performed by Landlord or Landlord's Affiliate in accordance with the Work Letter (attached hereto as Exhibit "B") and subject to the provisions of Article 38, Tenant shall accept the Premises in its "as is" condition, and Landlord shall not be required to make any improvements to the Premises (which Tenant shall accept inclusive of the existing Leasehold Improvements, including all mars, stains, tears, holes and other imperfections and defects therein).

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    36.2 Landlord shall commence the Quake Work (as defined in Schedule 1 attached to the Work Letter) on or before November 30, 1995 (such date to be known as the "Quake Work Start Date" and be subject to extension for either any Force Majeure Delay, Tenant Delay delaying Landlord's commencement of the Quake Work, or any delay caused by the existing tenant of the Premises taking legal action against Landlord which prevents Landlord from commencing the Quake
Work), shall diligently proceed with the Quake Work, and shall use its best commercially reasonable efforts to complete the Quake Work on or before January 31, 1996. If Landlord fails or refuses to commence the Quake Work on or before the Quake Work Start Date, or diligently proceed with the Quake Work, then upon five (5) business days' prior written notice to Landlord, Tenant may perform the Quake Work, provided that legal possession of the Premises has been obtained by Landlord, or permission has been obtained by either Landlord or Tenant from such existing tenant permitting Tenant to perform such Quake Work. If Tenant undertakes to perform the Quake Work in accordance with this
Article 36.2, then Landlord shall reimburse Tenant for Tenant's reasonable costs in undertaking and performing such Quake Work on a progress payment basis, within five (5) business days after receipt of Tenant's application for payment, accompanied by Tenant-approved invoices and appropriate lien releases from each contractor or subcontractor performing work or supplying materials upon which the application for reimbursement is based. If Landlord performs the Quake Work, then Tenant may perform Tenant's Work concurrently with Landlord's performance of the Quake Work, provided that:

         (a) Legal possession of the Premises has been obtained by Landlord, or permission has been obtained by either Landlord or Tenant from such existing tenant permitting Tenant to perform Tenant's Work;

         (b) Tenant cooperates with Landlord in the scheduling of the Quake Work and Tenant's Work; and

         (c) The concurrent performance of Tenant's Work and the Quake Work does not materially increase the cost of the Quake Work (or Tenant agrees to reimburse Landlord for any such increased costs).

If Tenant's Work cannot be concurrently performed with Landlord's Work due to an inability to comply with subparagraph (a), then Landlord shall deliver the Premises to Tenant for the performance of Tenant's Work upon the earlier of legal possession of the Premises being obtained by Landlord, or permission being obtained by either Landlord or Tenant from such existing tenant permitting Tenant to perform Tenant's Work. If Tenant's Work cannot be concurrently performed with Landlord's Work due to an inability to comply with either subparagraph (b) or (c), then Landlord shall deliver the Premises to Tenant for the performance of Tenant's Work upon the completion of the Quake Work.

    36.3 The Roof Work, Parking Lot Work  and Painting Work (as defined in
Schedule 1 attached to the Work Letter) shall be substantially completed by Landlord on or before the completion of the Tenant's Work, but in no case later than the date upon which any Tenant's Work dependent upon the completion of such Roof Work or Painting Work is to be performed; however, Tenant may, at Tenant's election, defer Landlord's performance of the Parking Lot Work to a later date, but no later than ninety (90) days after the completion of Tenant's Work. If Tenant so defers the performance of the Parking Lot Work to a period when Tenant is in occupancy of the Premises, Tenant shall cooperate with Landlord in the scheduling thereof; however, Tenant shall reimburse Landlord for any increased costs that Landlord may reasonably incur to perform such work in phases or on weekends, if Tenant so requires to prevent inconvenience to Tenant or interruption of Tenant's business by the performance of the Parking Lot Work.

    36.4 If Tenant, as part of Tenant's Work, either replaces existing rooftop heating, ventilation and air conditioning units ("HVAC Units") with new HVAC Units and/or installs additional HVAC Units, then the cost of such replacement or additional HVAC Units, not to exceed Two Hundred Thousand Dollars ($200,000.00), shall be credited by Landlord to Tenant as additional excused Basic Monthly Rent, beginning the sixteenth (16th) month of the Term. For example, if Tenant expends Five Hundred Thousand Dollars ($500,000.00) for such replacement or additional HVAC Units, then Tenant shall be entitled to a credit against Basic Monthly Rent totaling Two Hundred Thousand Dollars ($200,000.00), consisting of a credit of Eighty-Four Thousand Five Hundred Dollars ($84,500.00) in the sixteenth (16th) month of the Term, Eighty-Four Thousand Five Hundred Dollars ($84,500.00) in the seventeenth (17th) month of the Term, and Thirty-One Thousand Dollars ($31,000.00) in the eighteenth (18th) month of the Term.

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Initial Here:
Tenant:_________________
Landlord:_______________          Page 27 of 32

ARTICLE 37 - OPTION TO TERMINATE WITH REGARD TO LANDLORD'S WORK

    37.1 Tenant shall have the right to terminate this Lease upon thirty (30) days' prior written notice to Landlord if Landlord and Landlord's Affiliate fails to substantially complete all components of Landlord's Work (as set forth in Schedule 1 attached to the Work Letter) on or before December 31, 1996, such date to be extended to the extent that substantial completion of such Landlord's Work is delayed by any Tenant Delay. Notwithstanding the foregoing, this Lease shall not be terminated if Landlord completes
Landlord's Work within said thirty (30) day period, such thirty (30) day period to likewise be extended to the extent that substantial completion of such work is delayed by any Tenant Delay. Force Majeure Delay shall not be a justification for any extensions of time under this Article 37.1. Notwithstanding the foregoing, Tenant shall not have a right to terminate this Lease in accordance with this Article 37.1 for any failure to complete Quake Work which Tenant has undertaken to perform and complete in accordance with Article 36.2, which failure results from Tenant Delay.

ARTICLE 38 - APPORTIONMENT OF EXTRAORDINARY EXPENSES

    38.1 In the event that either Landlord or Tenant are reasonably required to incur costs for Extraordinary Capital Improvements (pursuant to Article 6), Extraordinary Compliance Requirements (pursuant to Article 8), Extraordinary Repairs (pursuant to Article 11) or Uninsured Losses (pursuant to Article 20) (collectively referred to herein as "Extraordinary Expenses"), then Landlord and Tenant hereby agree to apportion the costs thereof as follows:

         (a) With respect to Extraordinary Expenses incurred prior to the end of the sixtieth (60th) month of the Term:

              (i) Landlord shall pay the first Two Million Dollars ($2,000,000.00) of any item of Extraordinary Expenses.

              (ii) Tenant shall pay the next Five Hundred Thousand Dollars ($500,000.00) of any item of Extraordinary Expenses, in excess of the first Two Million Dollars ($2,000,000.00) of Extraordinary Expenses paid by Landlord.

              (iii) If the item of Extraordinary Expenses exceeds Two Million
                    Five Hundred Thousand Dollars ($2,500,000.00), then Landlord may either pay such excess amounts or elect to terminate this Lease upon not less than ninety (90) days prior written notice to Tenant, such notice to be given within thirty (30) days after Landlord determines the need for, or Tenant gives notice to Landlord of the need for, incurring such Extraordinary Expenses. If Landlord fails to do either of the foregoing within said thirty (30) day period, and further fails to do either of the foregoing within ten (10) days after receipt of written notice from the Tenant setting forth such failure, then Landlord shall be deemed to have elected to pay such excess amounts; however, if at the time Landlord determines the need for, or Tenant notifies Landlord of the need for, incurring such Extraordinary Expenses, the cost of the Extraordinary Expenses cannot be reasonably determined within said thirty (30) day period, then said thirty (30) day period shall be extended for such time as is reasonably necessary to determined such costs, provided that Landlord commences such determination of costs within said thirty (30) day period and proceeds with diligence to complete such determination.

              (iv) If Landlord elects to terminate this Lease, then Tenant may, within sixty (60) days of receipt of Landlord's notice of termination, notify Landlord that Tenant has elected to pay such Extraordinary Expenses in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00), in which case this Lease shall not terminate and shall continue in full force and effect.

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Initial Here:
Tenant:_________________
Landlord:_______________          Page 28 of 32

                   (v) If, after receipt of Landlord's notice of termination, Tenant does not so elect to pay such Extraordinary Expenses in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00), then Landlord shall either elect upon not less than thirty (30) days prior notice to Tenant (such notice to be given within thirty [30] days from the earlier of the end of the sixty [60] day period referred to in subparagraph [a][iv] of this
                        Article 38.1 or the day upon which Tenant gives notice to Landlord of its intention not to pay such Extraordinary Expenses in excess of Two Million Five Hundred Thousand Dollars [$2,500,000.00]) to pay such excess amounts (in which case the Lease shall not so terminate) or Landlord shall, within thirty (30) days after this earlier termination of the Lease, pay to Tenant the lesser of:

                        (A) The unamortized costs of Tenant's Work as of the
                            date of such early termination, assuming that the cost of such Tenant's Work is fully amortized over the Term, in equal monthly installments, with interest as provided in Article 35.11; or

                        (B) Two Million Dollars ($2,000,000.00).

         (b) With respect to Extraordinary Expenses incurred after the end of the sixtieth (60th) month of the Term:

              (i) Subject to subparagraph (iii), below, the Primary Payor shall pay the Primary Portion of any item of Extraordinary Expenses.

              (ii) Subject to subparagraph (iv), below, the Secondary Payor shall pay the Secondary Portion of any item of Extraordinary Expenses.

              (iii) If the Primary Payor's obligation under subparagraph (i), above, exceeds the Primary Cap, then:

                    (A) The Primary Payor may either pay the excess amount or
                        elect to terminate this Lease upon not less than ninety
                        (90) days notice ("Primary Payor's Initial Notice") to the Secondary Payor, such Primary Payor's Initial Notice to be given within thirty (30) days after the Primary Payor determines the need for, or the Secondary Payor gives notice to the Primary Payor of its determination of the need for, incurring such Extraordinary Expenses. If the Primary Payor fails to do either of the foregoing within said thirty (30) day period, and further fails to do either of the foregoing within ten (10) days after receipt of written notice from the Secondary Payor setting forth such failure, then the Primary Payor shall be deemed to have elected to pay such excess amounts; however, if at the time the Primary Payor determines the need for, or the Secondary Payor notifies the Primary Payor of the need for, incurring such Extraordinary Expenses, the cost of the Extraordinary Expenses cannot be reasonably determined within said thirty (30) day period, then said thirty
                        (30) day period shall be extended for such time as is reasonably necessary to determined such costs, provided that the Primary Payor commences such determination of costs within said thirty (30) day period and proceeds with diligence to complete such determination.

                    (B) If the Primary Payor elects to so terminate this Lease pursuant to subparagraph (A), above, then the Secondary Payor may, within sixty (60) days after receipt of the Primary Payor's Initial Notice, notify the Primary Payor that the Secondary Payor has elected to pay such Extraordinary Expenses in excess of the amount payable by the Primary Payor pursuant to subparagraph (i), in which case this Lease shall not terminate and shall continue in full force and effect; however, if the Secondary Payor fails to give such notice within such sixty (60) day period, then the Secondary Payor shall be deemed to have elected not to pay such excess.

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Initial Here:
Tenant:_________________
Landlord:_______________          Page 29 of 32

         (C) If the Secondary Payor has within said sixty (60) day period (or is deemed to have) elected to pay such excess pursuant to subparagraph (B), above, then the Primary Payor may elect upon notice to the Secondary Payor (such notice to be given on or before the earlier of either the expiration of said sixty (60) day period or thirty [30] days after receipt of the Secondary Payor's notice that the Secondary Payor has elected not to pay such excess) to pay such excess, in which case this Lease shall not so terminate.

         (D) If the Primary Payor does not elect within said sixty (60) day period (or thirty [30] day period, as the case may be) to pay such excess pursuant to subparagraph (C), above, then this Lease shall terminate on the date specified in the Primary Payor's Initial Notice.

    (iv) If the Secondary Payor's obligation under subparagraph (ii), above, exceeds the Secondary Cap, then:

         (A) The Secondary Payor may either pay such excess amounts or elect to terminate this Lease upon not less than ninety (90) days notice ("Secondary Payor's Initial Notice") to the Primary Payor, such Secondary Payor's Initial Notice to be given within thirty
              (30) days after the Secondary Payor determines the need for, or the Primary Payor gives notice to the Secondary Payor of its determination of the need for, incurring such Extraordinary Expenses. If the Secondary Payor fails to do either of the foregoing within said thirty (30) day period, and further fails to do either of the foregoing within ten (10) days after receipt of written notice from the Primary Payor setting forth such failure, then the Secondary Payor shall be deemed to have elected to pay such excess amounts; however, if at the time the Secondary Payor determines the need for, or the Primary Payor notifies the Secondary Payor of the need for, incurring such Extraordinary Expenses, the cost of the Extraordinary Expenses cannot be reasonably determined within said thirty (30) day period, then said thirty (30) day period shall be extended for such time as is reasonably necessary to determined such costs, provided that the Secondary Payor commences such determination of costs within said thirty (30) day period and proceeds with diligence to complete such determination.

         (B) If the Secondary Payor elects to so terminate this Lease pursuant to subparagraph (A), above, then the Primary Payor may, within sixty (60) days after receipt of the Secondary Payor's Initial Notice, notify the Secondary Payor that the Primary Payor has elected to pay such Extraordinary Expenses in excess of the amount payable by the Secondary Payor pursuant to subparagraph
              (ii), in which case this Lease shall not terminate and shall continue in full force and effect; however, if the Primary Payor fails to give such notice within such sixty (60) day period, then the Primary Payor shall be deemed to have elected not to pay such excess.

         (C) If the Primary Payor has within said sixty (60) day period (or is deemed to have) elected to pay such excess pursuant to subparagraph (B), above, then the Secondary Payor may elect upon notice to the Primary Payor (such notice to be given on or before the earlier of either the expiration of said sixty (60) day period or thirty [30] days after receipt of the Secondary Payor's notice that the Secondary Payor has elected not to pay such excess) to pay such excess, in which case this Lease shall not so terminate.

         (D) If the Secondary Payor does not elect within said sixty (60) day period (or thirty [30] day period, as the case may be) to pay such excess pursuant to subparagraph (C), above, then this Lease shall terminate on the date specified in the Secondary Payor's Initial Notice.
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Initial Here:
Tenant: _____
Landlord: ___                   Page 30 of 32

         (c) In each case where such Extraordinary Expenses may be incurred, The Primary Payor, Primary Portion, Primary Cap, Secondary Payor, Secondary Portion and Secondary Cap shall be defined and determined as follows:

              (i) The "Trigger Date" shall be that date upon which the amount of the Extraordinary Expense is first estimated or determined by Landlord, in the exercise of Landlord's reasonable judgment; however, neither party shall either unduly delay or unduly hasten the determination of the need for, or the notification of the other party of such party's determination of the need for, incurring such Extraordinary Expenses (considering any time period for compliance which may be applicable to any such Extraordinary Expenses) in order to cause a Trigger Date to occur which would increase the burden of such Extraordinary Expenses on the other party. Notwithstanding the foregoing, in the case where such Extraordinary Expenses are required to comply with the requirement of a governing authority, nothing herein shall prevent a party from making application to any governing authority for a waiver, variance or other dispensation which may delay, obviate, or diminish such requirement, provided that such application does not serve to increase the burden of such Extraordinary Expenses on the other party.

              (ii) The "Days Prior" shall be the number of days after the end of the sixtieth (60th) month of the Term up to and including the Trigger Date.

              (iii) The "Days Remaining" shall be the number of days after the Trigger Date, up to and including the Termination Date.

              (iv) The "Total Days" shall be the number of days after the end of the sixtieth (60th) month of the Term up to and including the Termination Date.

              (v)       The "Primary Payor" shall be:

                        (A) If the Days Remaining equal or exceed the Days Prior, the Tenant; or

                        (B) If the Days Prior exceed the Days Remaining, the Landlord.

              (vi) The "Secondary Payor" shall be that party who is not the Primary Payor, as determined immediately above.

              (vii) The "Primary Portion" shall be that fraction where the numerator is the greater of the Days Prior or Days Remaining, and the denominator is the Total Days.

              (viii) The "Secondary Portion" shall be that fraction where the numerator is the lesser of the Days Prior or Days Remaining, and the denominator is the Total Days.

              (ix)      The "Primary Cap" shall be:

                        (A) If the Trigger Date is a date up to and including the last day of the one hundred sixty-eighth (168th) month of the Term, that amount determined by multiplying the Primary Portion by Two Million Five Hundred Thousand Dollars ($2,500,000.00); or

                        (B) If the Trigger Date is a date after the last day of the one hundred sixty-eighth (168th) month of the Term, Zero Dollars ($0.00).

              (x) The "Secondary Cap" shall be that amount determined by multiplying the Secondary Portion by Two Million Five Hundred Thousand Dollars ($2,500,000.00).
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Initial Here:
Tenant:_________
Landlord:_______                    Page 31 of 32

    38.2 The identification of certain expenses as Extraordinary Expenses, the allocation of obligation of payment of Extraordinary Expenses between Landlord and Tenant, and rights to terminate this Lease by Landlord and Tenant set forth in this Article 38, have been agreed by Landlord and Tenant to be the basis upon which certain costs and expenses may be allocated between Landlord and Tenant. Except as expressly set forth in this Article 38, or otherwise expressly set forth elsewhere in this Lease, Tenant shall not make a claim against Landlord, and Landlord shall not in any manner be held liable, for payment of all or any portion of any costs or expenses related to this Lease on the basis that such costs and expenses could not have been reasonably foreseen, or would require curative actions of a substantial nature, regardless of: the term remaining in the Lease at the time such requirements are imposed; the costs of the curative actions as compared to the total rent reserved under this Lease for the entire Term; whether the curative actions are structural or non-structural in nature; the extent to which Tenant's enjoyment of the Premises will be interfered with while taking such curative actions; the extent to which either party contemplated such curative actions; and the extent to which the curative action might benefit the Tenant during the Term as compared to the benefit to the Landlord after this Lease terminates.

                WHEREUPON, THE PARTIES HERETO HAVE EXECUTED THIS LEASE
                                ON THE DATES INDICATED

                            PANAVISION INTERNATIONAL L.P.

Date: June 13, 1995                         By:   /s/ JEFFREY MARCKETTA
     ---------------------------                --------------------------------
                                            Title:    Executive Vice President
                                                   -----------------------------

                                            By:
                                                --------------------------------
                                            Title:
                                                   -----------------------------


                                  TRIZEC WARNER INC.

Date:  June 13, 1995                        By:   /s/ CRAIG CAHOW
     ---------------------------                --------------------------------
                                            Title:    Vice President
                                                   -----------------------------

                                            By:   /s/ ROBERT FORREST
                                                --------------------------------
                                            Title:    Senior Vice President
                                                   -----------------------------



Initial Here:
Tenant: /s/ JM
        ------
Landlord: /s/ CC
        --------
                                    Page 32 of 32

                                     EXHIBIT "A"
                                  LEGAL DESCRIPTION

         The real property commonly known as 6219 De Soto Avenue, Woodland Hills, California and more particularly described as:

         That real property constituting Lot 1 of Tract 21648, in the City of Los Angeles, State of California, as per map recorded in Book 773 Pages 49 and 50 of maps, in the Office of the County Recorder of said County.

                                     EXHIBIT "B"

                                     WORK LETTER

         This Work Letter is attached to and made a part of the Lease executed concurrently herewith by and between the Landlord and Tenant. Except as otherwise provided herein, all capitalized terms not otherwise defined herein shall have the same meaning as provided in the Lease.

1.  CONSTRUCTION REPRESENTATIVES

    1.1 With respect to matters covered by this Work Letter, Landlord shall be represented by TriTech Asset Services Group, Inc. ("Landlord's Affiliate").

    1.2 With respect to matters covered by this Work Letter, Tenant shall designate an individual to be Tenant's representative ("Tenant's
Representative").

    1.3 All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter shall be made between Landlord's Affiliate and Tenant's Representative; including any inquiries, requests, instructions or authorizations to any employee, contractor or agent of the other. Either party may change its respective representative by giving written notice to the other.

2.  LANDLORD'S AND TENANT'S WORK

    2.1 Tenant shall acquire the Premises in its "as is" condition, inclusive of all defects, imperfections, mars, stains, blemishes and flaws in the existing Leasehold Improvements, and Landlord shall not be required to perform any improvements or corrections to the Premises, except and unless specifically set forth in Schedule 1, attached hereto ("Landlord's Work"), and except as otherwise provided in the Lease. Landlord's Work, shall be performed, constructed, installed, inspected and supervised by Landlord's Affiliate at Landlord's sole cost and expense, in a good and workmanlike manner, in accordance with all applicable laws, statutes, ordinances, building codes, regulations and requirements of federal, state and local governmental authorities and agencies having jurisdiction over Landlord's Work, and otherwise in accordance with the provisions of this Work Letter.

    2.2 All work shown on the Final Plans or otherwise required as a condition of obtaining permits, approvals and certificates from Landlord and governing authorities necessary for construction of such work and Tenant's use and occupancy of the Premises, excepting only that specifically set forth as Landlord's Work (if any), shall be "Tenant's Work". Tenant's Work shall be performed, constructed, installed, inspected and supervised at Tenant's sole cost and expense, in a good and workmanlike manner, in accordance with all applicable laws, statutes, ordinances, building codes, regulations and requirements of federal, state and local governmental authorities and agencies having jurisdiction over Tenant's Work, and otherwise in accordance with the provisions of this Work Letter.

3.  DELAYS

    3.1  [Deleted].

    3.2 "Tenant Delay" is defined as any delay in the performance of Landlord's Work (or the construction of the Tenant's Work, if Landlord's Affiliate is Tenant's Contractor) caused by Tenant's (or its employee's, contractor's or agent's) act or failure to act, including without limitation: failure to cooperate with Landlord in selection of paint for Painting Work; if the Landlord's Affiliate is Tenant's Contractor, changes to Space Plans or Final Plans after receipt of Landlord's approval thereof; if the Landlord's Affiliate is Tenant's Contractor, specification of a material, finish or installation for Tenant's Work which is unavailable or requires a lead time substantially exceeding that of comparable products; if the Landlord's Affiliate is Tenant's Contractor, failure to cooperate with Landlord or government authorities having jurisdiction over the construction of the Tenant's Work; and, if Landlord's Affiliate is Tenant's Contractor, failure to timely make payments to Landlord's Affiliate for Tenant's Work. Notwithstanding the foregoing, Tenant Delay shall be excused to the extent caused by or aggravated by Landlord Delay or Force Majeure Delay.



Initial Here:
Tenant:_________
Landlord:_______                     Page 1 of 7

    3.3 "Landlord Delay" is defined as any delay in the performance of Tenant's Work caused by Landlord's (or its employee's, contractor's or agent's) act or failure to act, including without limitation: failure to approve or disapprove of any item in the form, or with such detail, as may be required within the time period specified for such approval or disapproval; misrepresentation of the accuracy of base Building plans furnished to Tenant; failure to provide access to Tenant or Tenant's Contractor as required herein; and, failure to cooperate with Tenant or government authorities having jurisdiction over the construction of the Tenant's Work. Notwithstanding the foregoing, Landlord Delay shall be excused to the extent caused by or aggravated by Tenant Delay or Force Majeure Delay. Landlord Delay shall further include Landlord's or Landlord's Affiliate's failure to complete Landlord's Work on or before January 31, 1996, for any reason, except to the extent that such failure to complete Landlord's Work by such date is caused by Tenant Delay.

    3.4 "Force Majeure Delay" is defined as any delay in the performance of Landlord's Work or Tenant's Work resulting from an occurrence beyond the reasonable control of either Landlord or Tenant (or their respective employees, contractors or agents), including (without limitation): an act of God or the elements of nature; fire or other casualty; war, riot, insurrection, or public disturbance; a black-out or other interruption of utility service from the provider to the Building; a strike or other labor disturbance (except to the extent caused by an illegal act of the party claiming excuse for Force Majeure Delay); changes in government codes or regulations (or the interpretation of same); the unavailability of government permits or approvals within the time customarily available; or a general shortage of materials or supplies.

    3.5 If a party claims that a delay in the performance of any of its obligations under this Work Letter is excused by Tenant Delay, Landlord Delay or Force Majeure Delay (as defined in Paragraphs 3.2, 3.3 or 3.4, above), it shall, within five (5) business days of its discovery of the cause of such delay, notify the other party in writing of such claim, the nature of the claimed delay, and the date upon which the delay is claimed to have commenced; however, if a party claiming delay notifies the other party of such claim after said five
(5) business day period expires, then delay may only be claimed to have commenced no earlier than a date five (5) business days prior to the date such notice is given. Notice of any claimed delay by a party is solely for the purpose of providing the other party an opportunity to take action to prevent further delay (if any such action is required or advisable), and the act, itself, of giving notice of any claimed delay shall not be deemed to establish that any such delay actually occurred or resulted in a delay in the performance of such party's duties hereunder.

4.  PLANS AND PERMITS

    4.1 Tenant shall prepare plans showing the architectural design of the Premises, including partition layout, location of receptacles, and reflective ceiling plans ("Space Plans"). Tenant shall submit the Space Plans to Landlord for review and approval. Landlord shall review and approve or disapprove of the Space Plans within five (5) business days of receipt. If Landlord disapproves of any portion of the Space Plans, Landlord shall advise Tenant of the same and the reason therefor within such five (5) day period, and Tenant shall promptly use reasonable efforts to revise the Space Plans to eliminate Landlord's objection and resubmit the same to Landlord for review and approval. Landlord shall review and approve or disapprove of revised Space Plans within three (3) business days of receipt. Review, revision and resubmission shall continue until the Space Plans are fully approved by Landlord. Any revisions or supplements to the Space Plans after initial approval by Landlord (and before initial submittal to Landlord of the Final Plans) shall be subject to Landlord's review and approval or disapproval in the same manner as provided herein with respect to resubmissions. Notwithstanding anything to the contrary contained herein, Landlord may only disapprove of the Space Plans to the extent that: the proposed Tenant's Work will materially adversely affect the exterior appearance of the Building; or, the proposed Tenant's Work will materially adversely affect base Building structural (including, without limitation, foundation, slab, bearing walls, columns, roof supports and roof), mechanical, electrical, plumbing, fire/life safety, heating or air conditioning components and systems.
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Initial Here:
Tenant:_________
Landlord:_______                     Page 2 of 7

    4.2 After the Space Plans are fully approved by Landlord, Tenant shall prepare complete architectural plans, drawings and specifications, and engineered mechanical, structural and electrical working drawings in a form and in such detail as is reasonably necessary to accurately construct the Tenant's Work ("Final Plans"); including, without limitation, layout, finish and decorative work (including carpeting and other floor coverings), any proposed improvement affecting the base Building structural, mechanical, electrical, intra-Building telephone network cabling, plumbing, fire/life safety, heating, ventilation and air conditioning systems, and any item which will require installation of conduit, plumbing or other improvements within Common Areas or other premises. Landlord shall review and approve or disapprove of the Final Plans within ten (10) business days of receipt. If Landlord disapproves of any portion of the Final Plans, Landlord shall advise Tenant of the same and the reason therefor within such ten (10) day period, and Tenant shall promptly use reasonable efforts to revise the Final Plans to eliminate Landlord's objection and resubmit the same to Landlord for review and approval. Landlord shall review and approve or disapprove of revised Final Plans within three (3) business days of receipt. Review, revision and resubmission shall continue until the Final Plans are fully approved by Landlord. Any revisions or supplements to the Final Plans after initial approval by Landlord shall be subject to Landlord's review and approval or disapproval in the same manner as provided herein with respect to resubmissions. Notwithstanding anything to the contrary contained herein, Landlord may only disapprove of the Final Plans to the extent that: the proposed Tenant's Work will materially adversely affect the exterior appearance of the Building; or, the proposed Tenant's Work will materially adversely affect base Building structural (including, without limitation, foundation, slab, bearing walls, columns, roof supports and roof), mechanical, electrical, plumbing, fire/life safety, heating or air conditioning components and systems.

    4.3 Tenant shall not include in the Space Plans or Final Plans any requirement which will: be incompatible with the design, construction and equipment of the Building; impair the exterior appearance of the Building; or, violate any applicable laws, ordinances, regulations or directives of any governmental authority having jurisdiction over the Premises..

    4.4 If permits are required for Tenant's Work, Tenant shall (with Landlord's cooperation and assistance) secure such permits and approvals as may be required from any governmental authority having jurisdiction. If any government authority requires alterations, modifications or supplements to the Final Plans, Tenant hereby agrees to promptly make such alterations, modifications or supplements necessary to obtain any required permits, unless such alterations, modifications or supplements will substantially adversely affect Tenant's use and occupancy of the Premises for the Specific Uses; provided, however, that if making such alterations, modifications or supplements would increase the cost of Tenant's Work to an amount which is in excess of the amount that Tenant had budgeted therefor, Tenant may, with Landlord's consent (which shall not be unreasonably withheld or delayed, and otherwise be obtained in accordance with Paragraph 4.3, above) modify the Final Plans so as to eliminate the need for such government mandated alterations, modifications or supplements and/or so as to bring the overall cost of Tenant's Work, including such government mandated alterations, modifications or supplements within Tenant's budget.

5.  SELECTION OF CONTRACTOR TO PERFORM TENANT'S WORK

    5.1 If Tenant submits the approved Final Plans to independent general contractors for bidding, then Landlord's Affiliate may, but shall not be required to, also submit a bid for construction of Tenant's Work.

    5.2 Tenant shall select a contractor ("Tenant's Contractor" [which may also be Landlord's Affiliate]) and enter into a written contract with Tenant's choice of contractor, providing for payment on a progress payment basis, and otherwise on such terms and conditions as are commercially reasonably and do not otherwise violate the terms of the Lease and this Work Letter.

6.  ACCESS TO PREMISES

    6.1 Landlord shall provide Tenant's Contractor and its subcontractors with reasonable access to the Building, Common Areas and Premises in order that Tenant's Contractor may perform the Tenant's Work and Tenant may install Tenant's trade fixtures, furnishings, telephone, communications and computer systems ("FFE Work") on or before the Anticipated Commencement Date (as such date may be extended by any Landlord Delay or Force Majeure Delay pursuant to
Article 2.1(a)(ii) of the Lease, and subject to Landlord's ability to deliver the Premises to Tenant for the performance of Tenant's Work as contemplated in
Article 36.2). Prior to any access to the Premises, Tenant's Contractor and each of its subcontractors, and any independent contractor of Tenant performing FFE Work, shall comply with the Insurance Requirements set forth in Schedule 2, attached hereto.

    6.2 If Landlord's Affiliate is not Tenant's Contractor, Landlord, Tenant, Landlord's Affiliate and Tenant's Contractor, shall cooperate with each other in the scheduling and performance of Landlord's Work, Tenant's Work and FFE Work, and shall each take all commercially reasonable steps to avoid Tenant Delay or Landlord Delay.


Initial Here:
Tenant:_________
Landlord:_______                     Page 3 of 7

7.  WARRANTIES

    7.1 Landlord warrants the performance of Landlord's Work (defined in Schedule 1) as follows:

         (a) Quake Work shall be of good quality and free from defects of any kind and shall be warranted for the Term;

         (b) Roof Work shall be of good quality and free from any defects of any kind and shall be warranted for a period of five (5) years from the Commencement Date;

         (c) Parking Lot Work and Painting Work shall be of good quality and free from defects of any kind and shall be warranted for a period of one (1) year from the Commencement Date; and,

         (d) All of Landlord's Work shall be performed in substantial conformance with the requirements of the plans and/or specifications referred to in Schedule 1, and otherwise in accordance with Schedule 1, subject to any alterations, modifications or supplements as may be required from any governmental authority having jurisdiction.

    7.2 If Landlord's Affiliate is Tenant's Contractor, then Landlord warrants to Tenant that all materials and equipment furnished under this Work Letter in connection with the performance of the Tenant's Work will be new (unless otherwise specified in the Final Plans) and that all Tenant's Work will be of good quality, free from defects, and in substantial conformance with the requirements of the Final Plans and this Work Letter, and the Tenant's Work shall be warranted by Landlord for a period of one (1) year from the Commencement Date.

    7.3 Any Landlord's Work, and Tenant's Work (if Landlord's Affiliate is Tenant's Contractor), found not to conform to the foregoing requirements within the applicable period specified above with respect to each item of Landlord's Work or Tenant's Work (as applicable) will be repaired or replaced, as the case may be, by Landlord which will also repair or replace any and all other work or property which may be displaced, damaged or marred in so doing, all without any expense to Tenant. Notwithstanding the foregoing, nothing herein shall be deemed to relieve any insurer of either Landlord or Tenant, or Tenant (to the extent that Tenant elects to self-insure pursuant to Article 18.2), from any obligation with respect to any work or property which may be displaced, damaged or marred in connection with such repairs or replacement, and which occurrence is covered (or required to be covered) by insurance maintained by either Landlord or Tenant (or self-insured by Tenant).

8.  PUNCH-LIST ITEMS

    8.1 Landlord shall notify Tenant of completion of each component of Landlord's Work. With respect to any component of Landlord's Work which may not be reasonably accessible after the completion of Tenant's Work, within ten (10) business days thereof, Landlord and Tenant shall meet to conduct a walk-through of the Premises to inspect such component of Landlord's Work. With respect to Landlord's Work which will remain reasonably accessible after the completion of Tenant's Work, within thirty (30) days after the later of the Commencement Date or the completion of all such Landlord's Work, Landlord and Tenant shall meet to conduct a walk-through of the Premises to inspect all such Landlord's Work. Landlord and Tenant shall, at the time of each such walk-through, jointly prepare a list of any claimed deficiencies in the Landlord's Work (the "Punchlist"). Within ten (10) business days after preparation of each such Punchlist (or upon any other mutually agreeable date, considering that Tenant's Work may be underway), Landlord shall begin corrective work and diligently prosecute the same to completion. Notwithstanding the foregoing, Landlord shall not be responsible for correcting any damage caused to the Landlord's Work by Tenant or its employees, contractors or agents (including Tenant's Contractor, if other than Landlord's Affiliate) including, without limitation, any damage caused to the Landlord's Work in connection with the performance of Tenant's Work or FFE Work and, if Tenant fails to request inclusion of any claimed deficiency on any such Punchlist as provided herein, then Tenant shall be deemed to have accepted the Landlord's Work inclusive of such claimed deficiency and waived any right to corrective work with respect to the same except for latent defects in such Landlord's Work and Landlord's obligations under the warranties set forth in Paragraph 7, above.

    8.2 If Tenant's Contractor is Landlord's Affiliate, then the same procedure set forth in paragraph 8.1, above shall be followed with respect to correction of Punchlist items in Tenant's Work performed by Landlord's Affiliate.

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Initial Here:
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Landlord:_______                     Page 4 of 7

                             SCHEDULE 1 - LANDLORD'S WORK

    Landlord's Work shall consist of the following:

    (a) Landlord shall repair existing structural earthquake damage to the Building (including repair of the slab, walls and pilasters) and perform Division 91 upgrades as required for the entire Building (including those areas not earthquake damaged), all as set forth on the following plans ("Quake Work"):

         (i) Kariotos & Associates Structural Engineers, Earthquake Damage Repair at Dataproducts, 6219 De Soto Avenue, Woodland Hills, California, dated July 18, 1994, Job #94-304, drawings S-1 through S-4; and

         (ii) Kariotos & Associates Structural Engineers, Earthquake Damage Repair, Dataproducts Corp., 6219 De Soto Avenue, Woodland Hills, California, dated January 12, 1995, Job #94-1202, drawings S-1 through S-3.

    (b) Landlord shall perform work on the surface parking areas as follows ("Parking Lot Work"):

         (i)       Remove and stockpile all existing concrete wheelstops;

         (ii) Key cut and coldplane all existing asphalt paving adjacent to existing concrete flowgutters, drive approaches and concrete slabs, 1,965 linear feet. x 40 inches in width, to a depth of 1 to 1 1/2 inches below existing elevations;

         (iii) Remove all surface vegetation from existing cracks, power sweep and clean all existing asphalt throughout property, and apply weed poison to all cracked areas;

         (iv) Apply a tack coat of SSIH over all existing asphalt surface parking areas;

         (v) Surface patch low and depressed areas with varying thickness' of asphalt and bring up to existing grade;

         (vi) Resurface 205,380 square feet with a finished 1 inch of compacted asphaltic concrete paving machine laid;

         (vii) Lay out and stripe 462 single line parking stalls, 4 handicap stalls and 30 arrows, including all zones as per existing layout or as may be required by law; and

         (viii)    Reinstall all existing concrete wheelstops.

    (c) Landlord shall repair the roof of the Building to the extent necessary to put the roof in good repair and free of leaks, except to the extent that any such leaks are caused by Tenant's Work ("Roof Work").

    (e) Landlord shall repaint the exterior of the Building a mutually acceptable single color ("Painting Work"), as follows:

         (i) For concrete panel surfaces, pressure wash and clean surfaces to be painted, patch and caulk as necessary, spot prime, and paint with 100% Acrylic PlastoLife paint;

         (ii) For metal surfaces, sand and wire brush all surfaces as necessary, clean, spot prime and paint using industrial high-gloss enamel; and

         (iii) For wood surfaces, wash and clean surfaces to be painted, caulk and patch as necessary, prime, and paint with acrylic stain.

         No Painting Work shall be performed on any unpainted stone.
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Initial Here:
Tenant:_________
Landlord:_______                     Page 5 of 7

                         SCHEDULE 2 - INSURANCE REQUIREMENTS

         The following are the standard types, amounts and forms of insurance required under the General Subcontract Conditions. The policies of insurance shall be in such form and shall be issued by such company or companies as may be satisfactory to Landlord's Affiliate.


WORKER'S COMPENSATION INSURANCE

    As required by any applicable law or regulation or statute and to include coverage for the state in which the project is located and the states in which any subcontractor is domiciled.

EMPLOYER'S LIABILITY

    Minimum limits of liability:

         (a)  Each accident:                               $500,000

         (b)  Disease - policy limit:                      $500,000

         (c)  Disease - each employee:                     $500,000

COMMERCIAL GENERAL LIABILITY INSURANCE
    Covering all operations by or on behalf of Subcontractor to include coverage for:

         (a)  Premises, operations and mobile equipment;

         (b)  Products liability and completed operation:

         (c) Contractual liability applicable to the Subcontractor's obligations;

         (d)  Broad form property damage (including completed operations);

         (e)  Explosion, collapse, and underground hazards;

         (f)  Personal injury liability; and

         (g)  Independent contractors

    Minimum limits of liability:

         (a)  Each occurrence:                             $1,000,000

         (b)  General aggregate:                           $2,000,000

         (c)  Products liability/completed
              operations aggregate:                        $2,000,000

AUTOMOBILE LIABILITY

    Combined Single Limit Policy of $1,000,000 must include comprehensive forms, owned, hired, non-owned. Separate Limits per person are acceptable provided the per person and per occurrence limits for bodily injury are each not less than $1,000,000.

GENERAL REQUIREMENTS

    All general liability, automobile liability and excess insurance shall be written on an "occurrence" basis; "claims-made" insurance is not acceptable.

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Initial Here:
Tenant:_________
Landlord:_______                     Page 6 of 7

    Landlord, and any other person or entity as reasonably required by Landlord, shall be included as additional insureds on the general liability, automobile liability and any excess policies provided by contractor. This coverage shall be primary insurance for the additional insureds for losses relating to work constituting Tenant's Work or for which contractor is otherwise liable in whole or in part. Any other insurance available to the additional insureds will be excess only and will not contribute with this insurance.

    Prior to commencement of work contractor shall submit to Landlord certificates of insurance showing the required insurance. Upon request, contractor shall furnish certified copies of required insurance policies and, if requested shall furnish updated policies thereafter. Prior to expiration of any of the insurance policies, contractor shall submit updated certificates of insurance to Landlord. All certificates shall provide that there will be no cancellation, material modification or reduction of coverage without reasonable written notice to Landlord.

    Each property insurance policy shall contain a waiver subrogation against Landlord.

    Contractor as used herein includes any and all subcontractors, sub-subcontractors, etc.

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Initial Here:
Tenant: JM
Landlord: CC                     Page 7 of 7

                                     EXHIBIT "C"

                         LIST OF HAZARDOUS MATERIALS REPORTS



1. Preliminary Site Assessment, Dataproducts Facilities, Northeast Corner Canoga and Erwin and Northwest Corner DeSoto and Erwin, Woodland Hills, California, for Trizec Properties, Inc., March 1, 1989. Dames & Moore Job No. 18496-001-042.

2. Limited Site Investigation, Dataproducts Facilities, Woodland Hills, California, for Trizec Properties, Inc., September 22, 1989. Dames & Moore Job No. 18496-002-042.

3. Amended Limited Asbestos Assessment for 6219 DeSoto Avenue, for Trizec Properties, Inc., December 4, 1989. Dames & Moore Job No. 18496-002-042.

4. Phase II Site Investigation, Dataproducts Facility (Site 2), 6219 DeSoto Avenue, Woodland Hills, California, for Trizec Properties, Inc., June 12, 1990. Dames & Moore Job No. 18496-003-042.

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Initial Here:
Tenant: CC
Landlord: JM                       Page 1 of 1

                                     EXHIBIT "D"
                        SPECIFICATIONS FOR CONTAMINATION STUDY

                                                               June 9, 1995

Trizec Properties, Inc.
15760 Ventura Boulevard
Suite 500
Encino, California  91436

Attention:  Mr. Craig Cahow

Mr. Cahow:

                              Proposal
                              Subsurface Soil Investigation
                              Former Dataproducts Facility
                              6219 DeSoto Avenue
                              Woodland Hills, California
                              For Trizec Properties, Inc.
                              ---------------------------

                                   1.0 INTRODUCTION

Dames & Moore is pleased to submit this proposal to perform a soil investigation involving a soil vapor survey at the 6219 DeSoto Avenue property (site or subject property). Previous investigations performed by Dames & Moore at the property have shown that groundwater beneath the site has been impacted by volatile organic compounds (VOCs). A soil vapor survey was performed that indicated the possibility for VOC impacted onsite soils. However, the survey was limited to an area along the northern boundary of the property and the results were inconclusive. An upgradient offsite source of VOCs impacting groundwater was identified. Dataproducts stored chemicals in an outside area at the northwest corner of the building.

Trizec Properties, Inc.
June 9, 1995
Page 2

Dames & Moore understands that the purpose of this investigation is to identify potential areas of concern and the provide information on current site conditions.

                          2.0 PURPOSE AND SCOPE OF SERVICES

The purpose of this proposed project is to evaluate soil vapor throughout the site and in areas where chemicals were known to be stored. This investigation is intended to evaluate current site conditions. This will be performed through the use of a soil vapor survey that focuses on former storage areas and randomly throughout the parking and landscaping areas.
Four of the existing monitoring wells will also be sampled. To accomplish this objective, Dames & Moore proposes the following scope of services:

    - Update the Health and Safety Plan used in the previous field investigation.

    - Mark the vapor probe points within the building, within the former chemical storage areas, and throughout the parking and landscaped areas.

    - Conduct a utilities clearance survey (Geophysical Survey) to help locate buried pipelines, electrical lines and other subsurface obstructions within the areas to be explored. Dames & Moore will also contact Underground

Trizec Properties, Inc.
June 9, 1995
Page 3

         Services Alert (USA) to help establish the approximate location of subsurface utilities within the area to be explored.

    - Install and sample approximately 45 soil vapor probes in the areas described above. Vapor samples will be collected from an approximate depth of five feet and will be analyzed for VOCs using modified EPA Method 8010/8020 by an onsite laboratory immediately after sampling. If VOCs are detected in the soil vapor a second sample will be collected at approximately 10 feet and analyzed for VOCs.

    - Coring of concrete through the floor of the building, asphalt in the parking areas. Approximate sample locations are shown on the attached figure.

    - Soil vapor probes will be left in place. The concrete floor and asphalt surface will be repaired with redi-mix concrete or asphalt patch as appropriate.

    - Purging and sampling of three onsite monitoring wells. Up to three well volumes will be purged from each well. Each well will then be sampled with a disposable polyethylene bailer. Groundwater samples will be analyzed for VOCs using EPA Method 8260.

Trizec Properties, Inc.
June 9, 1995
Page 4

    - Prepare a report describing the investigation performed and summarizing our field observations.

                             3.0 FIELD PROCEDURES

3.1 HEALTH AND SAFETY

In accordance with OSHA regulations, Dames & Moore will prepare a site specific Health and Safety Plan. All field personnel will be required to implement the procedures presented in this updated document while conducting onsite field work.

3.2 LOCATING SUBSURFACE OBSTRUCTIONS

Prior to conducting any drilling, Underground Service Alert (USA) will be contacted to assess the location of underground utilities. In addition to the service provided by USA, Dames & Moore will utilize a geophysical survey services company to provide additional information regarding underground pipelines, electrical lines, and other subsurface metallic obstructions within the immediate area of the proposed borings.

3.2 SOIL GAS INVESTIGATION

Soil gas probes will consist of approximately 3/4" steel tubing equipped with a drive point. The probes will be driven to a depth of 5 feet bgs using an electric percussion hammer or by pushing hydraulically. The probes will then be rotated to open

Trizec Properties, Inc.
June 9, 1995
Page 5

the drive point and allow soil gas to enter the probe. Tubing will be connected from the top of the probe to a vacuum pump so that soil gas can be drawn into the probe with the pump. After purging the probes, a soil gas sample will be collected with a gas tight syringe that will be inserted into the tubing while the vacuum pump operates. The sample will then be immediately injected into a gas chromatograph operated as part of an onsite mobile laboratory. To minimize the potential for cross-contamination between sampling locations, probes are left in place, dedicated to each location. Each soil vapor sample will be analyzed onsite using EPA Method 8010/8020. The subcontractor hired to perform this service will be either Environmental Support Technologies or Hydro Geo Chem.

3.4 GROUNDWATER SAMPLING

Three onsite wells will be purged of approximately three casing volumes of groundwater by bailing with a PVC bailer or downhole pump. We propose to sample wells MW-4, MW-5, and MW-12. During bailing, the water temperature, conductivity, and pH will be monitored periodically and recorded. The PVC bailer or downhole pump will be decontaminated between each well by washing in a phosphate-free detergent and triple rinsing with tap water followed by distilled water. Once the wells have recharged, they will be sampled using dedicated bottom-opening, precleaned bailers. Groundwater samples will be collected and placed into

Trizec Properties, Inc.
June 9, 1995
Page 6

appropriate containers for analytical testing. For quality control of the field procedures, a trip blank will be submitted with the samples. Sample labels will be fixed onto the sides of the containers and will contain the following information: well number, sample number, depth, collector name, owner, sample location, date and time of collection. Each labeled container will be kept cool in an ice chest, and delivered to the analytical laboratory under proper chain-of-custody procedures. We propose using Centrum Analytical Laboratories for analysis of the groundwater samples.

Static water level will be measured in each monitoring well using an electric water level indicator. Measurements will be obtained, recorded, and repeated until reproducible results are achieved. Water level data will be recorded to the nearest 0.01 foot. Before and after each use, the measurement device will be washed in a non-phosphate detergent solution and thoroughly rinsed in deionized water.

3.5 WASTE DISPOSAL

Purged water from the monitoring wells will be placed in DOT-approved drums and temporarily stored. We anticipate production of up to three 55-gallon drums of groundwater. Disposal options will be evaluated following receipt of analytical results.

Trizec Properties, Inc.
June 9, 1995
Page 7

                                    4.0 REPORTING

After completion of the site characterization activities described above, a detailed report will be written evaluating the results of the subsurface investigation. The report will contain a discussion of the following:

      -    Modifications to this proposal, if any;

      - Investigative methods including drilling, soil sampling, and analytical procedures;

      - Visual site observations, analytical laboratory results, and data evaluation; and

      - Conclusions and recommendations of the study to include the estimated extent of impacted soils and recommendations for additional investigations, if necessary.

Also included will be tables of analytical data and various site maps. Laboratory reports and chain-of-custody forms will be included as appendices.

                          5.0 SCHEDULE AND ESTIMATED CHARGES

Dames & Moore is prepared to begin this investigation within one week upon receipt of written authorization to proceed from Trizec

Trizec Properties, Inc.
June 9, 1995
Page 8

Properties, Inc. It is estimated that the field portion of the services described above will require up to three days to complete. This anticipated schedule is partially dependent on the availability of access to the property. We propose to provide services as outlined in this proposal on a time and materials basis, not to exceed $15,100. A breakdown of the estimated costs is presented in Table 1. Costs for this project are based on Dames & Moore's Standard Schedule of Charges (Form 115.5 (10-94)RII) attached to this proposal. Disposal costs for groundwater produced during purging of the wells is not included in this proposal. These costs may range from no cost if no VOCs are detected in groundwater to approximately $1,000 if the groundwater contains elevated concentrations of VOCs and requires disposal as a non-hazardous or hazardous material.

                               6.0 TERMS AND CONDITIONS

We propose to perform the investigation outline herein in accordance with our Standard Schedule of Charges (Form 115.5 (10.94)RII). The terms and limits of Dames & Moore's liability and scope of services are provided in the attached General Conditions - Form A (115.6 (10-94/A)RII).

Dames & Moore trusts the services outlined in this proposal meet your current requirements. If this proposal is satisfactory, please complete the attached authorization statement to indicate your approval of the scope of services and acceptance of our

Trizec Properties, Inc.
June 9, 1995
Page 9

limitation of liability terms. A signed, complete copy of this proposal returned to us will serve as Dames & Moore's formal authorization to proceed. An additional copy of this proposal is provided for your files. This proposal and its attachments will constitute the contractual agreement between Trizec Properties, Inc. and Dames & Moore for this project. The services and cost estimate presented herein are applicable for a period of 60 days from the date of this proposal.

Thank you for the opportunity to be of assistance. Please contact us if you have any questions or require further assistance.

                                             Very truly yours,

                                             DAMES & MOORE

                                             /s/ DEBRA B. SCOTT
                                             ------------------
                                             Debra B. Scott, R.G.
                                             Senior Geologist

                                             /s/ JAMES E. MCNALLY
                                             --------------------
                                             James E. McNally
                                             Associate

Attachments:  Authorization Statement
              Figure
              Table 1
              General Conditions Form A
              Schedule of Charges (115.5 (10.94)RII)

                          SITE 2 GROUND-WATER ELEVATION MAP

                                 6219 DE SOTO AVENUE
                              WOODLAND HILLS, CALIFORNIA
                               SUBSURFACE INVESTIGATION
                              DATA PRODUCTS FACILITIES
                             FOR TRIZEC PROPERTIES, INC.







                                        [MAP]

                                        [MAP]

                                    TABLE 1
                                 COST ESTIMATE


FIELD
Dames & Moore labor (36 hours)                    2,600
Dames & Moore equipment                             400
Geophysical survey                                  500
Soil vapor survey (3 days)                        7,700
Laboratory analysis (3 groundwater, 1 trip
blank, EPA Method 8260)                             700
                                                -------
Subtotal                                         11,900

OFFICE
Clerical, accounting, graphics                      200
Report preparation and senior review              2,100
Project management, client contact                  900
                                                -------
Subtotal                                          3,200

TOTAL                                           $15,100

                                     EXHIBIT "E"

                               EXCLUSIONS FROM PREMISES

                    The following items are considered the personal property and/or trade fixtures of Dataproducts (the tenant of the Premises as of the execution of this Lease) and are excluded from the definition of Premises in this Lease:

------------------------------------------------------------------------------
               1.   Maintenance shop Ventilator Model #3N340

               2.   Maintenance shop Dust Collector

               3.   50 cycle generator (SMG-20-6533-7699-3-30EX9E) SR. (2465)
                    NO (P14629)

               4.   3X4X5 Cooling Tower Dayton Pump #MOD.6K511

               5.   SSR EP100 Compressor (New) Serial #D6967U88B

               6.   Compressor Cat. No. M2531 Spec 42B11W05

               7.   Compressor Serial #481245

               8.   Compressor Serial #351455

               9.   2 Stage After cooler

               10.  Air Dryer Model R500A Serial #12465LP

               11.  Air tank Serial #42912

               12. Thermotron Corporation (Environmental chamber) Model #WP-560-CHN-15-15-5 Serial #7110

               13.  Trane liquid chiller (Clean Room) Model #CGACC801RANJJ4NK

               14.  Trane air handler (Clean Room)

               15. Airhandler pumps for closed loop system (Clean Room) Serial #EY18063021 EY180636018

               16.  Trane air handler (Clean Room)

               17.  Air & Gas Dryer Model #HL-20 Serial #HL-2268 (Clean Room)

               18.  Boiler Pumps Model F115 MFO Model P63CZZ-3037 (Clean Room)

               19.  Ajax Water Boiler Model OWG-4OOS Serial #88-40821 (Clean
                    Room)

               20.  Cyllisan System Myron L. company Series 760 (Clean Room)

               21. Kaeser Compressed Air Dryer Model #KRD10 Serial #0302A-1-8712-281N (Clean Room)

               22.  Motor Serial #2066763 Model TE-5.5C-NO (Clean Room)

               23.  Welch Vacuum Pump Model 1397 Serial #49198 (Clean Room)

               24.  Branson Model #BC300 Serial #6-2357-88 (Clean Room)

               25.  Motor Model 1091045400 Serial #175133 (Clean Room)

               26.  50 Cycle Generator SMG-30-6531-77788-1-50EX9E SR2483

               27.  Trash Compactor Serial 1741045

               28.  Cardboard Compactor 302599

               29.  (2) security cameras

               30.  Complete cardkey system with 8 readers

               31.  all telephone equipment owned by Dataproducts

               32.  Emergency P.A. system and speakers

               33.  Emergency P.A. system and speakers.  Paging amplifier,
                    (1) McMaring LT-504, (1) Altec 1590C

               34.  50 cycle generator SMG-15-6533-72580-3-30EX9E

               35.  50 cycle generator SEC-KAMAG-14-70486-20EXGE

               36.  50 Cycle generator, KATO, Serial 50744-1 5VS05

               37.  Zenith vacuum pump, Lincoln, Serial #2870916

               38.  Zenith auto transfer switch, Serial #A05489N, Type 013VB-16

                                AGREEMENT OF GUARANTY

    1.  THE GUARANTY.

        1.1 GUARANTOR'S AGREEMENT. Trizec Properties, Inc. ("Guarantor"), a Delaware corporation, whose address is 15760 Ventura Blvd., Suite 500, Encino, CA, hereby unconditionally and irrevocably guarantees ("Guaranty") to Panavision International, L.P. ("Tenant"), a Delaware limited partnership, whose address is 18618 Oxnard Street, Tarzana, CA, to pay and perform when due the Obligations (as defined below) and to pay on demand the Expenses (as defined below). This Guaranty is absolute, independent and shall continue in full force and effect under all circumstances, and is a guaranty of payment and performance, not of collection. Guarantor acknowledges that Tenant has given sufficient consideration for this Guaranty by entering into that certain Lease of even date herewith ("Lease") with Trizec Warner Inc. ("Landlord"), a Delaware corporation, and acknowledges that Tenant is doing so in reliance on each of the terms of this Guaranty.

        1.2 OBLIGATIONS. For all purposes of this Guaranty, the term "Obligations" shall mean all of Landlord's obligations under Section 15.4 of the Lease.

        1.3 EXPENSES. For all purposes of this Guaranty, the term "Expenses" shall mean all reasonable attorneys' fees, court costs, and other legal expenses (including those of Tenant's in-house legal staff at cost) and all other costs and expenses of any kind which Tenant may at any time pay or incur in attempting to collect, compromise or enforce the Obligations in any respect, whether or not suit is ever filed, and whether or not in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceeding involving Landlord, and the fees, costs, expenses and interest, if any, which Guarantor becomes obligated to pay to Tenant pursuant to Paragraph
5.15 below. If Tenant pays any such fees, cost or expenses, "Expenses" shall also include interest thereon at the rate provided for in Section 35.11 of the Lease from the date of payment thereof until repayment of Tenant in full.

    2. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants to the Bank as follows:

        2.1 REVIEW OF GUARANTY AND LEASE. Guarantor has reviewed with the benefit of its legal counsel the terms of this Guaranty and the Lease;

        2.2 FINANCIAL BENEFIT TO GUARANTOR. Guarantor is deriving a material financial benefit from the Lease;

        2.3 ORGANIZATION; AUTHORIZATION. Guarantor is duly organized, validly existing and in good standing under the laws of the State of its formation, and duly qualified and in good standing under the laws of each other State in which its activities require that it be qualified. Guarantor has executed and delivered this Guaranty pursuant to proper authority duly granted;

        2.4 ENFORCEABILITY. Each obligation of Guarantor under this Guaranty is legal, valid, binding and enforceable against Guarantor in accordance with its terms;

        2.5 NO EXISTING DEFAULTS AND NO LITIGATION. Guarantor is not in default under any agreement, the effect of which could materially adversely affect performance of its obligations under this Guaranty. There are no actions, suits or proceedings pending or, to the best of its knowledge, threatened against Guarantor before any court or any other governmental authority of any kind which could materially adversely affect performance of its obligations under this Guaranty;

        2.6 GUARANTY WILL CAUSE NO VIOLATIONS OF LAW OR OTHER DEFAULTS. Neither the execution and delivery of this Guaranty nor compliance with its terms will violate any presently existing law, regulation, order, writ, injunction or decree of any court or other governmental authority of any kind, or result in any default by Guarantor under any other document or agreement of any kind; and

        2.7 NO MISSTATEMENTS OR OMISSIONS. This Guaranty does not contain any untrue statement of fact or omit to state any fact material to this Guaranty.

    3.  AGREEMENTS.  Guarantor agrees as follows:

        3.1 CERTAIN PERMITTED ACTIONS OF TENANT. Tenant may from time to time, in its sole discretion and without notice to Guarantor, take any of the following actions without in any way affecting any obligations of Guarantor:
(a) obtain, with the written consent of the owner, a security interest in any property to secure any of the Obligations or any obligation hereunder; (b) obtain the primary or secondary obligation of any additional obligor or obligors with respect to any of the obligations; (c) as long as Landlord is the owner of the premises covered by the Lease, extend, modify, subordinate, exchange or release any of the Obligations; (d) alter the manner or place of payment of the Obligations; and (e) enforce this Guaranty against Guarantor for payment or performance of any of the Obligations, whether or not Tenant shall have (A) proceeded against Landlord or any other party primarily or secondarily obligated with respect to any of the Obligations or (B) resorted to or exhausted any other remedy or any other security or collateral.

        3.2 TENANT'S OPTION TO RELEASE GUARANTOR. Tenant may from time to time in its sole discretion release

Landlord or any other obligor from any of the Obligations without notice to Guarantor or any other party and without in any way releasing or affecting the liability of Guarantor.

        3.3 APPLICATION OF PAYMENTS. Tenant may apply any payment made on account of the Obligations toward such of the Obligations, and in such order, as Tenant may from time to time elect in its sole discretion, whether or not such Obligations are otherwise secured or due at the time of application.

        3.4 SUBORDINATION. Guarantor hereby subordinates, and shall cause any entity which Guarantor directly or indirectly controls ("Affiliate") to subordinate, any claims or liens of Guarantor or any Affiliate of Guarantor against Landlord of any kind (including any right of Guarantor to a return of any capital contributed to Landlord) to all of the Obligations. Upon any notice by Tenant to Landlord of any default in the payment or performance of any of the Obligations, Guarantor and its Affiliates shall enforce their claims and/or liens against Landlord as trustee for Tenant, and shall cause any receipts to be paid over to Tenant on account of the Obligations without affecting in any manner the liability of Guarantor under this Guaranty except to the extent of such payment. As long as no such notice of default has been given, Guarantor or any Affiliate of Guarantor may apply to its own account payments made to it by Landlord.

        3.5 CERTAIN EVENTS NOT AFFECTING OBLIGATIONS OF GUARANTOR. The obligations of Guarantor hereunder shall not be affected by any of the following: (a) the release or discharge of Landlord in any creditors', receivership, bankruptcy, reorganization, insolvency, or other proceeding;
(b) the rejection or disaffirmance in any such proceeding of any of the Obligations; (c) the impairment or modification of any of the Obligations, or of any remedy for the enforcement thereof, or of the estate of Landlord in bankruptcy, resulting from any present or future federal or state bankruptcy law or any other law of any kind or from the decision or order of any court or other governmental authority; (d) any disability or defense of Landlord except that nothing contained herein shall be construed to constitute a waiver of any defense that Landlord or Guarantor may have to an action to enforce in any respect the Obligations or this Guaranty arising under the proviso at the end of Article 15.4 of the Lease; (e) the cessation of the liability of Landlord for any cause whatsoever; or (f) any disability or defense of any kind now existing of Guarantor with respect to any provision of this Guaranty.

        3.6 NO OBLIGATION OF BANK REGARDING SECURITY INTEREST. Landlord shall have no obligation to obtain, perfect or retain a security interest in any property to secure any of the Obligations or this Guaranty.

        3.7 FILING OF CERTAIN CLAIMS. Guarantor shall promptly file in any bankruptcy and in any other proceeding in which the filing of claims is required by law all claims and proofs of such claims which Guarantor may have against Landlord and will collaterally assign to Tenant or its nominee all rights of Guarantor thereunder. If Guarantor does not so file, Guarantor hereby irrevocably authorizes Tenant or its nominee to do so, either (in Tenant's discretion) as attorney-in-fact for Guarantor, or in the name of Tenant or Tenant's nominee. In all such cases, any party authorized to pay such claim shall pay to Tenant or its nominee the full amount thereof.

    4.  WAIVERS.  Guarantor hereby expressly waives:

        4.1 NOTICES. Notice of the acceptance by Tenant of this Guaranty, notice of the existence, creation or non-payment of any of the Obligations, presentment, demand, notice of dishonor, protest, notice of protest, and all other notices except any specifically required by this Guaranty;

        4.2 DISCLOSURES ABOUT LANDLORD. Any obligation Tenant may have to disclose to Guarantor any facts Tenant now or hereafter may know or have reasonably available to it regarding Landlord or its financial condition, whether or not Tenant has a reasonable opportunity to communicate such facts or has reason to believe that any such facts are unknown to Guarantor or materially increase the risk to Guarantor beyond the risk Guarantor intends to assume hereunder. Guarantor shall be fully responsible for keeping informed of the financial condition of Landlord and of all other circumstances bearing on the risk of non-payment or non-performance of the Obligations;

        4.3 DILIGENCE IN COLLECTION. All diligence in collection of any of the Obligations, any obligation hereunder, or any guaranty or other security for any of the foregoing;

        4.4 BENEFIT OF CERTAIN LAWS. The benefit of all appraisement, valuation, marshaling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws now or hereafter in effect;

        4.5 CERTAIN DEFENSES. Any defense based on the incapacity, lack of authority, death or disability of any person or entity or the failure of Tenant to file or enforce a claim against the estate of any person or entity in any administrative, bankruptcy or other proceeding;

        4.6 RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Any rights arising because of Guarantor's payment or performance of any of the obligations, (a) against Landlord, by way of subrogation to the rights of Tenant or otherwise, or
(b) against any other guarantor or any other party obligated to pay any of the Obligations, by way of contribution or reimbursement or otherwise.

    5.  MISCELLANEOUS.

        5.1 SUCCESSORS AND ASSIGNS. All obligations under this Guaranty shall be binding upon Guarantor, and upon its successors and assigns.

        5.2 ASSIGNMENT BY TENANT. Tenant may from time to time, without notice to Guarantor, assign or transfer any interest in any of the Obligations and, notwithstanding such assignment or transfer, such Obligations shall remain Obligations for purposes of this Guaranty. Each immediate and successive assignee or transferee of any interest in any of the Obligations and this Guaranty shall, to the extent of such interest, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Tenant.

        5.3 LEGAL TENDER OF UNITED STATES. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

        5.4  TIME OF ESSENCE.  Time is of the essence of this Guaranty.

        5.5 INCLUDING MEANS WITHOUT LIMITATION. The use in this Guaranty of the term "including", and related terms such as "include" shall in all cases mean "without limitation".

        5.6 NOTICES. Any notices that Tenant or Guarantor may give hereunder shall be in writing and shall be deemed given upon the earlier of receipt, or the third business day after being deposited by registered or certified United States mail, postage prepaid, addressed to the recipient at its address set forth above. Either party may specify another address for receipt of notices hereunder by a notice given as provided herein. Nothing in this notice provision shall be construed as a requirement that Tenant give any notice under this Guaranty.

        5.7 ENTIRE AGREEMENT. This Guaranty constitutes the entire agreement of the Guarantor for the benefit of Tenant and supersedes any prior agreements with respect to the subject matter hereof.

        5.8 NO MODIFICATION WITHOUT WRITING. This Guaranty may not be terminated or modified in any way nor can any right of Tenant or any obligation of Guarantor be waived or modified, except by a writing signed by Tenant and Guarantor.

        5.9 INDEPENDENT OBLIGATIONS. The obligations of Guarantor hereunder are independent of the obligations of Landlord. In the event of any default hereunder, Tenant may institute a separate action against Guarantor with or without joining or instituting a separate action against Tenant or any other obligor.

        5.10 SEVERABILITY. Each provision of this Guaranty shall be interpreted so as to be effective and valid under applicable law, but if any provision of this Guaranty shall in any respect by ineffective or invalid under such law, such ineffectiveness or invalidity shall not affect the remainder of such provision or the remaining provisions of this Guaranty.

        5.11 CUMULATIVE. All rights and remedies of Tenant and all obligations of Guarantor under this Guaranty are cumulative. In addition, Tenant shall have all rights and remedies available to it in law or equity for the enforcement of this Guaranty.

        5.12 EFFECT OF TENANT'S DELAY OR ACTION. No delay by Tenant in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Tenant of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy. No action of Tenant permitted hereunder shall in any way impair or otherwise affect any right of Tenant or obligation of Guarantor under this Guaranty.

        5.13 GOVERNING LAW. This Guaranty shall be construed under and governed by the laws of the State of California excluding conflicts of law principals. In any suit, action or proceeding brought under or arising out of this Guaranty, Guarantor hereby consents to the jurisdiction of any competent court within the State of California and hereby consents to service of process by any means authorized by California law.

        5.14 WAIVER OF TRIAL BY JURY. GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS THAT GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS GUARANTY. GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR TENANT TO ENTER INTO THE LEASE.

        5.15 ATTORNEYS' FEE. In the event of any litigation between the parties hereto to enforce any provision or right hereunder, the unsuccessful party to such litigation covenants and agrees to pay to the successful party therein all reasonable attorneys' fees, court costs, and other legal expenses (including those of the successful party's in-house legal staff at cost) and all other costs and expenses of any kind which the successful party may at any time pay or incur in attempting to collect, compromise or enforce this Guaranty in any respect, whether or not suit is ever filed, and whether or not in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Guarantor or Tenant. If the successful party pays any such fees, costs or expenses, the unsuccessful party shall also pay interest thereon at the rate provided for in Section 35.11 of the Lease from the date of payment thereof until repayment of the successful party in full.

        EXECUTED AND DATED this 13th day of June, 1995.

                                        TRIZEC PROPERTIES, INC.

                                        By /s/ CRAIG CAHOW
                                           -----------------------------
                                          Its  Vice President
                                               -------------------------


                                        By /s/ ROBERT FORREST
                                           -----------------------------
                                           Its Senior Vice President